UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
_______________________________________________________________________________

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HERC HOLDINGS INC.
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Herc Holdings Inc.
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134

March 27, 2026
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time) on May 14, 2026, at our principal executive office located at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134.
As a stockholder, you play an important role in Herc Holdings and your vote is important. If you do not vote your shares, you will not have a say on the important issues to be voted on at the annual meeting. Information on how to vote is included in the enclosed proxy statement.
We are using the “Notice and Access” method of providing proxy materials to you via the Internet at www.proxyvote.com, instead of by mail. On or about March 27, 2026, we will begin mailing to our stockholders a proxy statement and related proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and related proxy materials and how to vote online.
Thank you for the time and attention you invest in making a thoughtful voting decision.
Sincerely,

Patrick D. Campbell	Lawrence H. Silber
Non-executive Chairman of the Board	Chief Executive Officer and Director

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
OF HERC HOLDINGS INC.

Date and Time:	May 14, 2026 at 9:00 a.m. (local time).
Place:	Our principal executive office, located at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134.
Proposals:
1.Election of the 8 nominees named in the accompanying proxy statement to serve as directors until the next annual meeting of stockholders;
2.Approval, by a non-binding advisory vote, of the named executive officers’ compensation;
3.Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026; and
4.Transaction of any other business that may properly be brought before the annual meeting.

The Board of Directors recommends a vote FOR each director nominee and a vote FOR Proposals 2 and 3.

Record Date:	Only holders of record of Company common stock at the close of business on March 16, 2026 are entitled to attend and vote at the meeting.
How to Vote:	You may vote online or by telephone by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (“Notice”) and the proxy statement. If you requested a paper copy of our proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the annual meeting, you may vote in person.
Date of Mailing:
This proxy statement and accompanying materials were filed with the Securities and Exchange Commission on March 27, 2026, and we expect to first mail the proxy statement and related proxy materials or the Notice to stockholders on or about March 27, 2026.

By Order of the Board of Directors,

S. Wade Sheek
Senior Vice President, Chief Legal Officer and Secretary
March 27, 2026
Bonita Springs, Florida

PROXY STATEMENT SUMMARY
This proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2026, and we expect to first send the proxy statement and related proxy materials or the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about March 27, 2026. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Business Performance
We are a leading equipment rental company, committed to being the supplier, employer and investment of choice in our industry. With approximately 605 locations throughout North America, we offer products and services aimed at helping customers work more efficiently, effectively and safely.

As we continue to grow, our diversification across industries and project types have contributed to the resiliency of our business and we believe the operating environment continues to favor equipment rental companies of scale. Local markets continue to be impacted by the elevated interest rate environment and continued economic uncertainty, however, we believe the increase in mega projects and infrastructure spending benefit equipment rental companies of scale and will continue to provide growth opportunities for us and our industry into 2026 and beyond. We actively monitor the impact of the dynamic macroeconomic environment and manage our business to adjust to such conditions. We accelerated our growth strategy in 2025 with the acquisition of H&E Equipment Services, Inc. ("H&E"), adding approximately 160 branches, while also opening 26 new greenfield locations, achieving greater density and scale in select urban markets to better serve both our local and national customers.

In 2025, equipment rental revenue increased 18% to $3.8 billion and adjusted EBITDA increased 15% to $1.8 billion, over the prior year reflecting organic growth and the acquisition of H&E. REBITDA margin was primarily impacted in 2025 by acquisition-related redundant costs preceding integration.

Adjusted EBITDA and Rental Adjusted EBITDA ("REBITDA") margin are non-GAAP measures and are defined in the appendix beginning on page A-1.

Meeting Information
The Board of Directors of Herc Holdings Inc. (the “Board”) is soliciting proxies to be used at the annual meeting of stockholders to be held:

Date: May 14, 2026 Time: 9:00 a.m. (local time) Record Date: March 16, 2026	Location: 27500 Riverview Center Blvd. Bonita Springs, Florida 34134

Items of Business

Proposal	Board Voting Recommendation	Page Reference
1. Election of 8 Director Nominees to Serve for a One Year Term	FOR each nominee	4
2. Advisory Vote on Executive Compensation	FOR	16
3. Ratification of the Company’s Auditor for 2026	FOR	41

Director Nominees
The following table provides summary information (as of March 27, 2026) about each director nominee:

Name	Age	Director Since	Primary or Former Occupation	Other Public Company Boards	Independent	Board Committee Membership*
						A	C	G
Patrick D. Campbell (Chairman)	73	2016	Retired Senior Vice President and Chief Financial Officer of 3M Company	1	✓	X**		X
Lawrence H. Silber	69	2016	Chief Executive Officer of Herc Holdings	1
Shari L. Burgess	67	2020	Retired Vice President and Treasurer, Lear Corporation	—	✓	X
Jean K. Holley	66	2017	Retired Senior Vice President and Chief Information Officer for Brambles Limited	2	✓		CC	X
Michael A. Kelly	69	2016	Retired Executive Vice President of the Electronics and Energy Business of 3M Company	1	✓		X	CC
John A. Olin	65	2026	Executive Vice President and Chief Financial Officer of Westinghouse Air Brake Technologies Corporation	—	✓	X
Rakesh Sachdev	70	2021	Retired Chief Executive Officer of Platform Specialty Products Corporation	3	✓		X	X
Patrick S. Shannon	63	2026	Retired Senior Vice President and Chief Financial Officer of Allegion plc	2	✓	X
* A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; CC – Committee Chair; X – Committee Member
** Effective with the Annual Meeting, Mr. Campbell will serve as the Audit Committee chair following the retirement of Mr. Browning as discussed under Corporate Governance in the section titled "Director Resignation" below.

Governance Highlights
Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that we believe strengthen the Board and promote responsible oversight of management. Highlights of our corporate governance practices include:

▪Independent Chairman
▪7 of 8 director nominees are independent
▪Annual election of directors
▪Majority voting for directors and director resignation policy in uncontested elections
▪100% Board and Committee attendance in 2025 by director nominees
▪Incentive compensation recovery policy for Section 16 officers

•Robust stock retention guidelines for senior executives and non-employee directors
•Prohibition on directors and employees, including Section 16 officers, pledging or hedging Company stock
•The Board generally will not nominate a non-management director for election at an annual meeting if that person has reached age 75

Environmental and Social Highlights
We are committed to operating according to sound social and environmental practices as we seek to create value for customers, employees, communities and stockholders. Highlights of our social and environmental practices include:

▪Primary oversight of sustainability strategies, initiatives, policies and public reports by the Nominating and Governance Committee
▪Oversight of sustainability management business objectives by the Compensation Committee
▪Awarded Bronze Medal by EcoVadis in recognition of sustainability policies, actions and results
▪Named by Newsweek as one of America's Most Responsible Companies for the fifth time
▪Achieved AAA rating MSCI rating for leading our industry in managing environmental, social and governance risks and opportunities

•Earned accolades for supporting and hiring veterans from the Military Times' Best for Vets, VETS Indexes and Military Friendly®
•Recognized for our workplace culture by Great Places to Work®, Association for Talent Development, BetterWork Media Group's Chief Learning Officer and U.S. News
•Exceeded our 25% reduction target for Scope 1 and 2 GHG emissions intensity and are on track to meet our target for non-toxic waste to landfill intensity, compared to 2019 baseline; rebaselining and evaluating revised goals consistent with our larger footprint and sustainability priorities
•Continued focus on safety to further our goal of reducing our Total Recordable Incident Rate to 0.49 by 2030

How to Vote
Whether or not you plan to attend the annual meeting, please vote as promptly as possible using one of the following methods:
•Via Internet by following the instructions on www.proxyvote.com;
•Via telephone by calling 1‑800‑690-6903 and following the instructions provided by the recorded message; or
•Via mail by completing, signing and dating the proxy card (if you received printed proxy materials) and returning it to the address listed therein.

Where You Can Find Additional Information
Our website is located at http://ir.hercrentals.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as the charters of our Board committees, our Corporate Governance Guidelines, our Code of Ethics and reports that we file with the Securities and Exchange Commission. Copies of these documents may also be obtained free of charge by writing Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.

PROPOSAL 1: Election of Directors
Nominees for Election to the Board
The Board has nominated each director nominee listed below for election for a one-year term beginning at the 2026 annual meeting of stockholders to be held on May 14, 2026 (the “Annual Meeting”) and expiring at the end of the 2027 annual meeting of stockholders and the election of their successor. Each director nominee is expected to be available for election as a director, but in the event that one or more of the nominees is not available for election due to unforeseen circumstances, the proxy will be voted for the Board’s substitute nominee or nominees.
Director Election Standards
We maintain a “majority” voting standard for uncontested elections of directors. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes.

The Board recommends a vote FOR the following nominees for election as directors:

Patrick D. Campbell, Non-Executive Chairman of the Board
Director Since: 2016 Age: 73 Committees: Audit Committee and Nominating and Governance Committee
Business Experience
•Retired Senior Vice President and Chief Financial Officer of 3M Company, a diversified global technology company, from 2002 to 2011.
•Former Vice President of International and Europe of General Motors Corporation, a vehicle manufacturing company, as well as various finance functions during his 25-year tenure.

Other Public Company Directorships	Newell Brands Inc.
Former Public Company Directorships	SPX Corporation; SPX Flow, Inc.; Solera Holdings Inc.; Stanley Black and Decker, Inc.
Qualifications	Mr. Campbell’s experience as former senior vice president and chief financial officer of 3M, the former Non-Executive Chairperson of the Board of Newell Brands Inc. and the former Lead Director of Stanley Black and Decker, Inc. brings substantial expertise to our Board. His extensive experience as a leader of boards of directors and his knowledge of financial and accounting matters, company capitalization structures and the capital markets gained through his tenure and leadership in different industries provides him with insight into a variety of issues relevant to our growth as a company. In addition, he was responsible for mergers and acquisitions as well as information technology in his role at 3M and offers significant expertise in each of those areas. Further, his combination of domestic and international roles in complex global businesses provides him with an understanding of diverse political and regulatory systems.

Lawrence H. Silber
Director Since: 2016 Age: 69 Committees: None
Business Experience
•Chief Executive Officer of Herc Holdings, since 2016, and President of Herc Holdings from 2016 to 2025.
•Executive Advisor at Court Square Capital Partners, LLP, a private equity firm, from 2014 to 2015.
•Chief Operating Officer of Hayward Industries, one of the world’s largest swimming pool equipment manufacturers, from 2008 to 2012.
•Ingersoll Rand plc, a manufacturer of industrial products and components, from 1978 to 2008.

Other Public Company Directorships	Hayward Holdings, Inc.
Former Public Company Directorships	SMTC Corporation
Qualifications
Mr. Silber has extensive expertise and a deep knowledge of our business including its operations, business development matters and financial performance. His leadership has kept us well poised to continue our strategy of being the supplier, employer and investment choice in our industry.

Shari L. Burgess
Director of the Company Since: 2020 Age: 67 Committees: Audit Committee
Business Experience
Retired Vice President and Treasurer, Lear Corporation, a global automotive supplier of seating, electrical distribution and connections systems and electronic systems, from 2002 to 2021 and served in various financial roles at Lear beginning in 1992.

Other Public Company Directorships	None
Former Public Company Directorships	None
Qualifications	Ms. Burgess’ experience as the vice president and treasurer at Lear Corporation brings significant executive and management experience to our Board. Her deep understanding of corporate finance, corporate structure, long-term strategy objectives and transactions provides her with insight into a variety of complex issues applicable to our growth as a company. Her experience as Lear Corporation’s chief diversity officer from 2014 to 2018 and involvement in the promotion of diversity programs in the State of Michigan brings another dimension to our Board and will be beneficial to our development as a company in the areas of diversity and corporate citizenship.

Jean K. Holley
Director of the Company Since: 2017 Age: 66 Committees: Compensation Committee (Chair) and Nominating and Governance Committee
Business Experience
•Retired Global Senior Vice President and Chief Information Officer for Brambles Limited, the global leader in supply chain and logistics, from 2011 to 2017.
•Former Executive Vice President and Chief Information Officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications around the world, from 2004 to 2011.

Other Public Company Directorships	Accord Financial Corp.; Natural Gas Services Group Inc.
Former Public Company Directorships	OneSpan, Inc.
Qualifications	Ms. Holley’s experience as a former chief information officer and a senior leader of a global company brings significant expertise to our Board of Directors. Her knowledge and understanding of information technology, digital transformation, digital security and critical cybersecurity infrastructure, strategy and operations benefits our Board as we develop and execute our long-term growth strategies. Ms. Holley’s experience as a leader in information technology provides her with extensive knowledge with respect to information technology systems, digital transformations, cybersecurity and systems migrations. Ms. Holley is the recipient of the Presidential Humanitarian Leadership Award and the Georgia CIO ORBIE Lifetime Achievement Award.

Michael A. Kelly
Director of the Company Since: 2016 Age: 69 Committees: Compensation Committee and Nominating and Governance Committee (Chair)
Business Experience	Retired Executive Vice President, Electronics and Energy Business of 3M Company, a diversified global technology company, from 2012 to 2016; he also served as Executive Vice President of the Display and Graphic Business from 2006 to 2012, and in various management positions in the U.S., Singapore, Korea and Germany.
Other Public Company Directorships	Mettler-Toledo International, Inc.
Former Public Company Directorships	None
Qualifications	Mr. Kelly’s experience as a former executive vice president at 3M’s Electronic and Energy Business, with global responsibility for all operational and strategic elements of a $6 billion business, brings substantial expertise to our Board of Directors. His knowledge and experience with respect to strategic planning, restructuring and general operational matters provides him with insight into various issues of importance to our future growth as a company. In addition, his service on the board of another public company provides him with a broad understanding of the responsibilities of public company boards.

John A. Olin
Director of the Company Since: 2026 Age: 65 Committees: Audit Committee
Business Experience
•Executive Vice President and Chief Financial Officer of Westinghouse Air Brake Technologies Corporation, a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, since 2021.
•Former Senior Vice President and Chief Financial Officer of Harley-Davidson, Inc. from 2009 to 2020.

Other Public Company Directorships	None
Former Public Company Directorships	None
Qualifications	Mr. Olin’s experience as chief financial officer of Westinghouse Air Brake Technologies and former chief financial officer of Harley-Davidson brings substantial expertise to our Board. His extensive knowledge of financial and accounting matters, company capitalization structures and capital markets gained through his tenure in different industries provides him insight into a variety of issues relevant to our growth as a Company. In addition, his current role as a member of the New York Stock Exchange Advisory Board provides a deep understanding of complex governance, diversity, sustainability, and regulatory landscapes.

Rakesh Sachdev
Director of the Company Since: 2021 Age: 70 Committees: Compensation Committee and Nominating and Governance Committee
Business Experience
•Former Interim CEO, Axalta Coating Systems Ltd., a global coatings manufacturing company, from August 2022 to December 31, 2022.
•Retired Chief Executive Officer of Platform Specialty Products Corporation, a global specialty chemicals company, from 2016 to 2019.
•Former President, Chief Executive Officer of Sigma Aldrich Corporation, an S&P 500 global life science and biotechnology company, from 2010 to 2015.
•Senior Advisor to New Mountain Capital, a private equity company, since 2019.

Other Public Company Directorships	Regal Rexnord Corporation; Axalta Coating Systems Ltd.; Edgewell Personal Care Company
Former Public Company Directorships	Avantor Inc.; Element Solutions Inc.; Sigma Aldrich Corporation
Qualifications
Mr. Sachdev’s experience as former chief executive officer of Platform Specialty and Sigma Aldrich and the former interim chief executive officer and current Non-Executive Chair of the Board of Axalta Coating Systems brings substantial expertise to our Board. His extensive knowledge of financial and accounting matters, company capitalization structures and the capital markets gained through his tenure in different industries provides him with insight into a variety of issues relevant to our growth as a company. In addition, his role as former board member and chairman of the Federal Reserve Bank of St. Louis provides him with a deep understanding of banking and federal regulatory systems. Further, his combination of domestic and international roles in complex global businesses provides him with an understanding of diverse political and regulatory systems.

Patrick S. Shannon
Director of the Company Since: 2026 Age: 63 Committees: Audit Committee
Business Experience
•Retired Senior Vice President and Chief Financial Officer of Allegion plc from 2013 to 2022.
•Various leadership roles with Ingersoll-Rand plc from 2002 to 2013, including Vice President and Treasurer.

Other Public Company Directorships	Astec Industries, Inc. and MasterBrand, Inc.
Former Public Company Directorships	None
Qualifications	Mr. Shannon’s experience as former chief financial officer of Allegion and various leadership roles at Ingersoll Rand brings substantial expertise to our Board. His extensive knowledge of financial and accounting matters, strategic planning and operational execution, company capitalization structures and capital markets, and investor relations provides him with insight into a variety of issues relevant to our growth as a Company. In addition, his service on the boards of other public companies provides him with a broad understanding of the responsibilities of public company boards.

CORPORATE GOVERNANCE
Corporate Governance
Our business is managed with the oversight of our Board of Directors. Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that we believe strengthen the Board and promote responsible oversight of management. Our By-Laws, Corporate Governance Guidelines and the charters of each of our Board committees provide the framework for our corporate governance. A copy of our By-Laws, Corporate Governance Guidelines, as well as the charters of each Board committee, are available under the Investor Relations section of our website at http://ir.hercrentals.com.
Our Board Leadership
The Board believes it is important to retain flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer (“CEO”) in a manner that is in the best interests of the Company, including the flexibility to determine whether these offices should be combined or separate. The Board believes the decision as to who should serve as Chair and CEO, and whether the offices should be combined or separate, should be assessed periodically by the Board, and the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes the most effective and efficient leadership structure is for an independent director to serve as the non-executive Chair of the Board (“Non-Executive Chair”). Mr. Campbell serves as the Non-Executive Chair of the Board.
The Board believes that the current leadership structure benefits the Company by delineating roles of management and oversight over management. Our CEO and his management team provide the overall strategy and day-to-day leadership for our Company, and the Board, along with the Non-Executive Chair, provides oversight and evaluates the performance of management. The Non-Executive Chair, in consultation with the CEO, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings. The Non-Executive Chair also sets the agenda for and chairs the Board’s regularly-scheduled executive sessions in which management (other than Mr. Silber) does not participate. The Board also holds regular executive sessions where only our independent directors attend. The Non-Executive Chair (or, in his absence, another independent director selected by the independent directors present at such executive session) presides over the executive sessions to facilitate the discussion. In addition, the Non-Executive Chair also significantly assists in evaluating and in setting the compensation of our CEO by conferring with other independent members of the Board regarding our CEO’s performance.
Board Independence
Our Board has determined that each director nominee, other than Mr. Silber, our CEO, is “independent” under our standards for determining director independence, which are specified in Annex A to our Corporate Governance Guidelines. These standards for determining director independence are consistent with the federal securities laws and applicable New York Stock Exchange (“NYSE”) listing standards.
In recommending to the Board that each of those directors be classified as independent, the Nominating and Governance Committee considered whether there were any facts or circumstances that might impair the independence of each of those persons.
Board Committees
Our Board has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each committee has a written charter. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meets the independence and eligibility standards necessary for service on such committee pursuant to our Corporate Governance Guidelines, the respective charter of each committee and the relevant federal securities laws and NYSE listing standards. Our Board has designated Messrs. Browning, Campbell, Olin and Shannon and Ms. Burgess as “audit committee financial experts.”

Membership, Meetings and Roles and Responsibilities of the Board Committees
Audit Committee

Members	Roles and Responsibilities
Browning (Chair) Burgess Campbell Olin Shannon
•Oversees our accounting, financial and external reporting policies and practices as well as the integrity of our financial statements.
•Monitors the independence, qualifications and performance of our independent registered public accounting firm.
•Oversees the performance of our internal audit function and operational policies and practices that affect our internal controls.
•Monitors our compliance with legal and regulatory requirements.
•Reviews the annual internal audit plan and the commitment of internal audit resources, in each case as they relate to risk management.
•Oversees our annual corporate risk assessment, our major financial risk exposures, and our technology and information security risks.
•Prepares our Audit Committee’s report included in our annual proxy statement.
•Assists our Board in its oversight of the Company’s financing policies.
•Reviews, approves and recommends to our Board matters pertaining to our financial structure, short and long-term financing in both the public and private markets, and other financial matters of importance.
•Reviews and recommends to our Board matters pertaining to our dividend policy and share repurchases.
•Periodically reviews funding, asset performance and strategies for our pension and other post-retirement benefit plans and delegation of authority policy.

Number of Meetings in 2025
7

Compensation Committee

Members	Roles and Responsibilities
Holley (Chair) Kelly Sachdev
•Evaluates the performance of our CEO as it relates to all elements of compensation, as well as the goals and objectives of our senior executives.
•Oversees compensation philosophy and compensation plans and guidelines for our most senior executives.
•Approves the annual incentive compensation targets and payouts and grants to our most senior executives under our long-term incentive plan.
•Oversees succession planning for the Company's senior management group.
•Oversees programs, policies and initiatives related to employee relations, engagement and culture, equal employment and equal opportunity, and diversity and inclusion.
•Prepares a report on executive compensation required for inclusion in our annual proxy statement.

Number of Meetings in 2025
7

Nominating and Governance Committee

Members	Roles and Responsibilities
Kelly (Chair) Campbell Holley Sachdev
•Assists our Board in determining the skills, qualities and eligibility of individuals recommended for membership on our Board.
•Reviews the composition of our Board and its Committees to determine whether it may be appropriate to add or remove individuals.
•Reviews and evaluates directors for re-nomination and re-appointment to Committees.
•Reviews and assesses the adequacy of our Corporate Governance Guidelines and Directors’ Code of Business Conduct and Ethics.
•Reviews and recommends to the Board the form and amount of compensation paid to directors.
•Reviews our environmental, social and governance and sustainability strategies, initiatives and policies and our Corporate Citizenship Report.

Number of Meetings in 2025
7
Our Board's Oversight Role
Strategic Oversight
Our Board actively oversees the development and execution of our strategies. These strategies encompass both financial and operational strategies, as well as strategies focused on capital allocation, talent development and executive succession, legal, strategic investments, and sustainability, including climate risk. Over the course of the year, management and our Board discuss the development and execution of our strategic plans as well as events that bear upon those plans. Our Board further monitors strategic execution through standing presentations at regular Board and Committee meetings and communications from management in between meetings.
Risk Oversight
The Board oversees our risk management with a focus on the most significant risks we face, including strategic, operational, financial and legal compliance risks. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure committee meetings, a code of conduct that applies to all employees, executives and directors, an ethics and compliance program and comprehensive internal audit processes. The Board’s risk oversight role also includes the selection and oversight of the independent auditors. The Board implements its risk oversight function both as a Board and through delegation to Board committees, which meet regularly and report back to the Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities.
Our enterprise risk management process helps us identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving business objectives. Our enterprise-wide risk management (“ERM”) committee, comprised of members of senior management, including our CEO, President, Chief Financial Officer, Chief Human Resources Officer, Chief Information Officer, Chief Information Security Officer, Chief Legal Officer, Vice President, Internal Audit, Chief Compliance Officer and Vice President, Finance and Treasurer, meets regularly to oversee this process and efforts undertaken to identify and manage the most significant risks we face. Our Vice President, Internal Audit reports annually to our Board on this process.
Our Board, directly or through its Committees, also oversees management of the following risk areas:
•Accounting Risk: The Audit Committee oversees our management of financial, accounting, and internal controls through interaction at each meeting with the Chief Financial Officer, management from our financial, accounting, and auditing functions (as appropriate) and representatives from our independent registered public accounting firm.
•Financial Risk: The Audit Committee oversees our capital and liquidity risks through interaction at each meeting with the Chief Financial Officer and Treasurer.
•Sustainability Risk: The Nominating and Governance Committee oversees risks related to Board organization, membership and structure and other corporate governance matters. The Nominating and Governance Committee also oversees our sustainability strategies, initiatives and policies through regular interaction and meeting with the Senior Vice President, Investor Relations, Communications and Sustainability, at least annually.

•Talent Risk: The Compensation Committee oversees our succession planning and talent management, including reviewing our programs, policies and initiatives related to employee relations, engagement and culture, equal employment and equal opportunity and diversity and inclusion.
•Legal and Compliance Risk: Our Board, both directly and through the Audit Committee, receives regular updates on various legal and compliance matters from our Chief Legal Officer and our Chief Compliance Officer, such as developments in litigation, enterprise risks, compliance risks and our compliance program (including allegations of non-compliance). In addition, regular updates to the Audit Committee by our Vice President, Internal Audit provide insight into our risk assessment and risk management practices, policies and processes.
•Executive Compensation Program Risk: The Compensation Committee considers the extent to which the executive compensation program may create risk for us (see “Risk Considerations in our Compensation Program” below for a more detailed description).
•Cybersecurity Risk: The Board oversees our cybersecurity program and management of the associated risks. The Board receives updates at least twice a year from our Chief Information Security Officer on our cybersecurity strategy and plan, risk mitigation initiatives, threats and training, including table top exercises.
Risk Considerations in our Compensation Program
In 2025, we conducted a review of the risk profile of our compensation policies and practices. FW Cook, as independent compensation advisor to the Compensation Committee, with the assistance of management, prepared a risk profile assessment of our compensation policies and practices and presented the findings to the Compensation Committee. Based in part on such assessment, the Compensation Committee determined that our executive compensation policies and practices, in conjunction with our existing processes and controls, are not reasonably likely to have a material adverse effect on us.
Sustainability
With approximately 605 branches across the United States and Canada, we are a member of a wide variety of communities, locally and nationally. We seek to operate in each of our communities according to sound sustainability practices. We approach our commitment from the framework of responsible value creation, the core tenets of which are:
•Prioritize the safety and well-being of our employees, customers and communities;
•Minimize and continuously seek to reduce environmental impacts associated with our business activities; and
•Align business practices and policies to reflect our responsibilities as a corporate citizen and to support mutually beneficial outcomes across stakeholder groups.
The Board of Directors directly and through the Nominating and Governance Committee and the Compensation Committee oversee our sustainability policies, practices and initiatives. We have established the Office of Sustainability to identify our sustainability-related risk and opportunities, and manage our sustainability goals and initiatives, including the development and tracking of quantifiable metrics, and reporting on our progress toward our goals and initiatives. Our Senior Vice President, Investor Relations, Communications and Sustainability regularly reports to the Nominating and Governance Committee.
We continue to take meaningful actions to advance our 2030 sustainability goals including (i) reducing our Scope 1 and 2 greenhouse gas ("GHG") emission intensity by 25%; (ii) reducing our non-toxic waste intensity to landfill by 25%; and (iii) reducing Total Reportable Incident Rate ("TRIR") of 0.49 or lower. These goals were set based on our 2019 performance and assessment of relevant sustainability topics. Since the acquisition of H&E, we plan to re-establish a new baseline and develop revised goals in line with our larger footprint and sustainability priorities. Until such time, we continue to track progress against the current goals and currently we have exceeded our GHG intensity target, nearly met our non-toxic waste intensity target and we continue to strongly focus on safety to further our TRIR goal.
We understand that transparent disclosure on our sustainability commitments and initiatives is important to ensure that we remain committed to our goals and provide transparency on our progress to stockholders. Our annual Corporate Citizenship Report is central to our sustainability disclosure. In this Report, we share our sustainability goals, disclose our progress toward achieving those goals and document our progress on other important sustainability initiatives. In support of our goals and our commitment to responsible management, we align our sustainability reporting with the Global Reporting Initiative, while being mindful of the guidelines of the Sustainable Accounting Standards and the Task Force on Climate-Related Financial Disclosures reporting requirements.

Selecting Nominees to the Board
The Nominating and Governance Committee has the responsibility for identifying, evaluating and making recommendations about nominees to the Board. The Nominating and Governance Committee:
•Reviews candidates’ qualifications for membership on the Board based on the criteria approved by the Board and taking into account the candidate's ability to commit the necessary time to serving on the Board as well as the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for committee membership purposes;
•Assesses the performance and independence of current directors in evaluating current directors for re-nomination to the Board; and
•Periodically reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background, experience, independence and any other factors that may be deemed appropriate by the Committee or the Board, including governance, social and economic issues.
Each director nominee standing for election at the Annual Meeting is a current director and, other than Mr. Olin and Mr. Shannon, was elected at the 2025 annual meeting of stockholders.
Implementation and Assessment of Policies Regarding Director Attributes
The Nominating and Governance Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. Candidates recommended by stockholders are evaluated in the same manner as candidates identified by other means.
The Nominating and Governance Committee considers the actual performance of incumbent Board members over the previous year, as well as whether the Board has an appropriately diverse membership. The Nominating and Governance Committee also takes into consideration any written arrangements for director nominations to which we are a party. The particular experience, qualifications, attributes and skills of the potential candidate are assessed by the Nominating and Governance Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board. Based on this assessment, the Nominating and Governance Committee makes recommendations to the Board regarding director nominees. In its assessment of director nominees, the Nominating and Governance Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in perspectives, personal and professional experiences and background and ability. In making director nominations, the Nominating and Governance Committee takes into account the overall diversity of the Board and evaluates the Board in light of, among other things, the attributes discussed in the section titled “Board Diversity” below.
Board and Committee Evaluation Process
The Board and the Board Committees are committed to using the evaluation process as an important tool for promoting effectiveness and continuous improvement. The Nominating and Governance Committee oversees the self-evaluation process, including the determination of whether the evaluation process will be led by the Chair of the Board or an independent third party. In 2025, the Board and Committee evaluation process was led by the Chair using a written evaluation format. The written evaluations are completed anonymously.
The topics the evaluation process reviews include roles and responsibilities, structure and composition of the Board and Board Committees, oversight of business strategy, corporate governance, Board culture, succession planning, leadership, risk management and content and quality of materials. The results of the evaluation process are reviewed and discussed with the Board and each Committee. The Board and each Committee consider the results and ways in which the Board and Committee processes and effectiveness may be enhanced.
Succession Planning
We believe that providing for continuity of leadership at both the Board and at the senior management level is critical to our success and we place a high priority on robust talent development. The Board regularly reviews long-term succession plans for the CEO. With the assistance of the CEO and our Chief Human Resources Officer, the Compensation Committee periodically reviews the performance of the members of senior management and succession plans for those members, including reviewing the qualifications, experience, development plans and progress of internal CEO and senior management candidates. Further, we provide opportunities for the directors to engage with key talent and employees at various levels.
The Nominating and Governance Committee regularly evaluates the composition of the Board and succession plans. The Committee considers the needs of the Board and the Company in light of the overall composition of the Board with a view of achieving a balance of skills, experience and attributes that would contribute to the Board’s overall effectiveness and oversight of management. In addition, an evaluation of the Board, its effectiveness and its needs is part of the Board’s annual self-evaluation process.
Board Diversity
The Corporate Governance Guidelines and the Nominating and Governance Committee charter identify a number of factors, including diversity, that the Nominating and Governance Committee will consider when evaluating directors. The Nominating and Governance Committee interprets diversity broadly to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including gender, ethnicity and race. We believe that our Board's current diverse mix ensures a strong, engaged set of directors who are empowered to oversee and strategically advise management.
Policy on Simultaneous Service on Boards
We value the experience directors bring from other boards on which they serve, but recognize that those boards may also present demands on a director’s time and availability. Accordingly, our Corporate Governance Guidelines limit a director's service on other public company boards as follows:
•Our CEO may not serve on more than one other board of directors of a public company; and
•Directors may not serve on more than five boards of directors of public companies, inclusive of our Board.
Directors are required to inform the Nominating and Governance Committee when they join another board so the Committee may consider whether the director's new commitment presents a conflict, gives rise to other legal issues, or otherwise negatively affects the interests of the Company. The Chair of the Board and the Chair of the Nominating and Governance Committee may waive this policy if it is determined that simultaneous service on such additional board of directors will not present undue demands on a director’s time and availability for service on our Board.
Director Resignation
The Board generally will not nominate a non-management director for election at an annual meeting if that person has reached age 75. In accordance with this policy, the Board did not nominate Mr. James H. Browning to stand for election to the Board because he has reached age 75.

In accordance with our By‑Laws and Corporate Governance Guidelines, each director has submitted, or upon his or her nomination will submit, a contingent resignation to the Chair of the Nominating and Governance Committee. The resignation will become effective only if the director fails to receive a sufficient number of votes for election or re-election and the Board accepts the resignation. The Nominating and Governance Committee will consider the resignation and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will act on the recommendation and publicly disclose its decision, along with its rationale, within 90 days from the date of the certification of the election results. In making its decision, the Nominating and Governance Committee and the Board of Directors will evaluate the best interests of the Company and the stockholders and will consider all factors and information they deem relevant. In the event of a contested director election, a plurality voting standard will apply.

Board Meetings and Annual Meeting Attendance
Our Board met eight times in 2025. In 2025, each director nominee attended 100% of the meetings of the Board and Committees on which he or she served during the applicable period of service. Director attendance at annual meetings of stockholders is encouraged. Each director nominee, who served on the Board at that time, attended the 2025 annual meeting of stockholders.

Director Stock Ownership Guidelines
Our independent directors are required to meet certain stock ownership guidelines. We believe this further aligns directors’ interests with those of our stockholders. Under these guidelines, the independent directors are expected to acquire and hold a number of shares of our common stock equivalent to five times their base annual cash retainer, currently $475,000. Directors must retain at least 50% of net, after tax shares received upon the vesting of their equity awards until they achieve compliance with the stock ownership guidelines.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that establish a common set of expectations to assist the Board and Committees in performing their duties. The Corporate Governance Guidelines includes policies regarding director independence, the retirement age of directors, simultaneous service on other boards and committees of other boards, continuing education of directors and substantial changes relating to a director’s affiliation, position of principal employment or other board membership. Among other things, the Corporate Governance Guidelines establish responsibilities for meeting preparation and participation, and the evaluation of our financial performance and strategic planning.
Code of Ethics
We have adopted a written Code of Ethics, which requires all employees, officers and directors to avoid conflicts of interests, and a written Directors’ Code of Business Conduct and Ethics (the “Directors’ Code”) applicable to the Board. Our Code of Ethics and our Directors’ Code are available under the Investor Relations section of our website at http://ir.hercrentals.com. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller in accordance with SEC rules.
Our Code of Ethics is overseen by our Chief Compliance Officer, who reports to our Chief Legal Officer. Employees are required to complete training on the Code of Ethics upon joining the Company and annually review it thereafter. With input from relevant stakeholders and executive leadership, we regularly review and update our Code of Ethics and related policies to ensure they provide clear, actionable guidance to our employees, executive officers, and directors.

Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact any of our directors or any group of directors may send written correspondence to: Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.
Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary. Depending upon the nature of the communication and to whom it is directed, the Corporate Secretary will: (a) forward the communication, either in summary form or a copy of the communication, to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

PROPOSAL 2: Advisory Vote To Approve Executive Compensation
We are offering you a non-binding, advisory vote to approve the compensation of our named executive officers (“NEOs”).
As detailed in the Compensation Discussion and Analysis, we have designed our compensation programs, among other things, to:
•Properly incentivize our NEOs to accomplish our short- and long-term objectives;
•Be in line with similar pay practices and overall compensation levels at other, similarly-situated companies;
•Reward our NEOs for overall Company performance and their individual performance; and
•Attract and retain our NEOs.
Accordingly, you may cast an advisory vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related tabular and narrative disclosures in this proxy statement is hereby APPROVED.”
Effect of Proposal
The effect of this vote is advisory only and non-binding. The Board and Compensation Committee will consider the results of the vote in making future decisions regarding our NEOs’ compensation. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions.

The Board recommends a vote FOR approval, by a non-binding
advisory vote, of the named executive officers’ compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
The Compensation Committee believes our compensation philosophy and executive compensation program should align with our business strategy and objectives and our business purpose. We believe that our pay-for-performance driven executive compensation program links our executive officer compensation with delivering results that support our business strategy and objectives.
Our named executive officers (“NEOs”) for 2025 are:
•Lawrence H. Silber, our Chief Executive Officer (“CEO”) and President;*
•W. Mark Humphrey, our Chief Financial Officer (“CFO”);
•Aaron D. Birnbaum, our Chief Operating Officer (“COO”);*
•Tamir Peres, our Chief Information Officer; and
•Christian J. Cunningham, our Chief Human Resources Officer.
* Mr. Birnbaum was appointed President, effective as of January 1, 2026, and Mr. Silber continues to serve as CEO.
Executive Summary
We continued to execute our strategy of growing our core, expanding specialty and allocating capital to drive long-term sustainable value for stockholders. A key part of executing our strategy in 2025 was the completion of the acquisition of H&E Equipment Services, Inc. (“H&E”), which added 162 branches, over 2,500 employees and $2.9 billion in fleet at original equipment cost. The acquisition delivers scale to our equipment rental platform and accelerates our growth strategy.
The completion of the acquisition and the integration of H&E into our business rendered performance goals previously established by the Compensation Committee for our short- and long-term incentive awards no longer meaningfully aligned with our post-acquisition business and strategy. As such, following the acquisition of H&E, the Compensation Committee adjusted the financial metrics and management business objectives (“MBOs”) of the Executive Incentive Compensation Plan (“EICP”) to align with our financial goals and objectives for the remainder of the year. As part of this adjustment, the Compensation Committee reduced the potential maximum payout under the EICP from 200% to 100% of the target award.
In 2023, the Compensation Committee granted PSUs for the 2023 to 2025 performance period (the “2023 PSUs”). Based on our performance over the three-year period, the Compensation Committee certified achievement of 88.4% for the 2023 PSUs.

MIACMP23
MIACMP23

Executive Compensation Practices
The Compensation Committee has developed our compensation philosophy and our executive compensation program to closely align with our business purpose, including our commitment to stockholder value creation, which is articulated in our Vision, Mission and Values:

Our Vision

We aspire to be the supplier, employer and investment of choice in our industry.

Think Safety!

Our Values

We do what's right.
We're in this together.
We take responsibility.
We achieve results.
We prove ourselves every day.

Our Mission

To ensure that end users of our equipment and services achieve optimal performance safely, efficiently and effectively.

We believe our compensation structure for executives demonstrates our strong commitment to linking compensation to Company performance, strategy and business purpose. The Compensation Committee reviews on an ongoing basis our executive compensation program to evaluate whether it supports our executive compensation philosophy and objectives and is aligned with our business purpose, including the creation of stockholder value. In 2025, stockholders overwhelmingly approved our advisory executive compensation proposal with approximately 94% of the votes cast in favor. Consistent with prior years, our executive compensation program was designed to achieve financial and performance goals related to our business plan for fiscal 2025.
The Compensation Committee believes that as we continue to advance our long-term strategy, it is important to have compensation programs aligned with our strategy that can be clearly understood and fully transparent to the participants and stockholders. We believe our executive compensation program continues to align well with market practices within our compensation peer group and provides a strong link between performance achieved and compensation delivered.

As illustrated in the charts below, the mix of total target compensation granted in 2025 to our NEOs was heavily weighted towards performance-based and long-term incentive compensation, with long-term incentive awards making up 57% of total target compensation for our NEOs in aggregate.
Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
✓	Significant percentage of target total compensation is performance based
✓	Long-term objectives designed to be aligned with the creation of stockholder value
✓	Market comparison of executive compensation against an industry and size appropriate peer group
✓	Use of an independent compensation consultant reporting directly to the Compensation Committee
✓	Double-trigger vesting for equity awards in the event of a change in control
✓	Stock ownership guidelines
✓	Clawback policy
✓	Annual say-on-pay vote

✗	We do not have tax gross-ups
✗	We do not have excessive severance benefits
✗	We do not pay dividends on unearned or unvested awards
✗	We do not grant equity awards to take advantage of information that may enhance their value to recipients
✗	We do not allow repricing of underwater stock options without stockholder approval
✗	We do not allow hedging, short sales or pledging of our securities
Executive Compensation Program – Decision-Making Process
Compensation Philosophy and the Role of the Compensation Committee
The Compensation Committee reviews and establishes the executive compensation program for our senior executives, including the NEOs. The Compensation Committee is committed to creating incentives for our senior executives that reward them for the Company’s, as well as their individual, performance. The executive compensation philosophy is based on guiding principles:
•The compensation program should be aligned with our financial performance: The Compensation Committee believes that creating goals that are aligned with our financial performance will focus executives on the long-term interests of our stockholders.
•The compensation design should be simple, transparent and clearly articulated to participants and our stockholders: The Compensation Committee believes that our executive compensation program should be clear (i) to participants in order to motivate achievement of business goals that we believe support the long-term success of the Company and (ii) to our stockholders who can assess whether the program supports our long-term performance.
•The compensation program should provide short- and long-term components to drive performance over the long run: Long-term results are important to our stockholders and the Compensation Committee believes that a compensation program that rewards annual and multi-year results provides a framework for superior long-term performance.
•The compensation program should be competitive and market-based to attract and retain senior executives: The Compensation Committee believes our executive compensation program should provide compensation at a level and using a combination of incentives that will allow us to attract, retain and reward talented individuals at every position.
•The compensation program should responsibly balance incentives with prudent risk management: The Compensation Committee believes that responsible use of different types of incentives with appropriate goals and caps will create and foster a culture of growth that is sustainable and appropriate for us.
Role of the Compensation Consultant
In 2025, FW Cook provided executive compensation consulting services. The compensation consultants are retained by and report directly to the Compensation Committee. FW Cook does not perform any services for management outside of services needed in connection with advising the Compensation Committee. The Compensation Committee assessed FW Cook's independence and concluded that the compensation consultant's work for the Compensation Committee does not raise any conflict of interest.
Role of the CEO
Our CEO provides input to the Compensation Committee on topics related to business and executive officer performance. As part of this process, our CEO reviews and makes observations regarding performance and provides additional data and detail for the Compensation Committee to consider regarding the overall compensation program and with respect to executive compensation decisions. While our CEO provides a perspective on Company performance as well as the performance of our other senior executives, the Compensation Committee makes final determinations regarding compensation.
Competitive Market Review
A key objective of our executive compensation program is to provide competitive and market-based compensation to attract and retain executive officers. For 2025, the Compensation Committee considered market pay practices when setting executive compensation to assess the overall competitiveness and reasonableness of our executive compensation program. The Committee, however, did not target the specific compensation elements or total compensation against the market data. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of a number of factors, including Company and individual performance, the executive’s experience, including number of years in the role, the scope of the role, criticality of the role to the Company, internal equity, peer compensation levels and compensation received from prior employers.
The Compensation Committee believes that our peer group should reflect the markets in which we compete for business and executive talent. Accordingly, our peer group includes equipment rental and leasing companies and distributors whose primary market is North America and whose revenue ranges from approximately $889 million to $15.0 billion. As of December 31, 2024, the median revenue, market capitalization and total assets of this peer group was $3.7 billion, $5.6 billion and $5.4 billion, respectively. The peer group used for evaluating 2024 compensation decisions and setting 2025 target pay levels and opportunities consisted of the companies below.

Air Lease Corporation	H&E Equipment Services	Trinity Industries, Inc.
Ashtead Group plc	McGrath Rentcorp	United Rentals, Inc.
Custom Truck One Source Inc.	Pool Corp.	WillScot Mobile Mini Holdings Corp.
Fastenal Company	Ritchie Bros Auctioneers Inc.	Xylem Inc.
Federal Signal Corporation	Rush Enterprises, Inc.
GATX Corp.	Terex Corporation

Elements of Executive Compensation Program
Principal Elements of the 2025 Executive Compensation Program

Element	Type	How and Why We Pay It
Salary	Fixed Cash	•Paid throughout the year to attract and retain senior executives •Sets the baseline for bonus and certain retirement programs
Annual Cash Bonus	Performance-Based Cash
•Paid annually in cash to reward achievement of goals

•Designed to align senior executives’ interests with our stockholders’ interests, reinforce key strategic initiatives and encourage superior individual performance

Long-Term Equity	PSUs RSUs	•Granted annually •Designed to align senior executives’ interests with stockholders’ interests and drive key performance goals
We place a significant emphasis on performance-based compensation (short- and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our strategic goals, in accordance with our compensation philosophy. In 2025, the CEO's target compensation was comprised of 86.8% at risk compensation and the average of all other NEO's target compensation was comprised of 74.2% at risk compensation.
We also based a significant portion of each NEO's target compensation on Company stock to further align our executives with stockholders. In 2025, 68.4% of the CEO's target compensation was equity based and an average of 54.0% of all other NEO's target compensation was equity based. If the share price decreases, so will the value of the equity award realized compared to the original grant value. When the stock price increases, the stockholder is rewarded, and the value of the long-term grant reflects the higher stock price.
Annual Cash Compensation
Salary
The Compensation Committee establishes NEO salaries and determines any NEO salary increases after reviewing individual performance, conducting internal compensation comparisons and reviewing competitive compensation information. It also takes into account other factors such as an individual’s experience, number of years in the role, total mix and scope of job responsibilities versus market comparables, internal equity and time elapsed since last increase. In 2025, the Compensation Committee approved salary increases for all NEOs based on their performance and comparison of market data of similar roles within the Company's peer group.

	2025 Salary	2024 Salary	Increase
Name	($)	($)	(%)
Mr. Silber	1,060,000	1,030,000	2.9
Mr. Humphrey	600,000	525,000	14.3
Mr. Birnbaum	700,000	625,000	12.0
Mr. Peres	535,000	510,000	4.9
Mr. Cunningham	535,000	510,000	4.9

2025 Annual Cash Incentive Award Program
Our annual cash incentive award program is designed to motivate and reward executive officers for achieving short-term performance objectives. The EICP provides participants, including the NEOs, with annual cash incentive award opportunities for the achievement of pre-established performance goals that were designed by the Compensation Committee to support long-term stockholder value creation. Individual EICP payouts are calculated as follows:

Base Salary	X	Target Percentage	X	Company Performance Score	X	Individual Performance Score	=	EICP Award
Typically, the EICP provides target payout opportunities that are expressed as a percentage of a participant’s base salary, with potential payouts ranging from 0% to 200% of target. The Compensation Committee, however, reduced the maximum potential payout under the EICP from 200% to 100% in connection with adjusting the financial metrics and MBOs following the completion of the H&E acquisition.
Target Percentage
The Compensation Committee generally considers the experience, responsibilities, internal pay equity, competitive market data and historical performance of each NEO when determining target awards. For 2025, the Compensation Committee did not make changes to the target opportunities as a percentage of base salary for any NEO.

	Target Award as a % of 2025 Salary	Target Award
Named Executive Officer	(%)	($)
Mr. Silber	140	1,484,000
Mr. Humphrey	80	480,000
Mr. Birnbaum	85	595,000
Mr. Peres	75	401,250
Mr. Cunningham	75	401,250
Company Performance Score
The Company Performance Score is a combination of financial metrics and MBOs selected by the Compensation Committee. In prior years, the financial metrics represented 90% of the target award and the MBOs represented 10% of the target award. For 2025, the financial metric represents 30% of the target award and the MBOs represent 70% of the target award. The Compensation Committee revised the weighting between the financial metric and MBOs in 2025 to reflect our strategic priorities following the acquisition of H&E. The Compensation Committee intends to return to weightings consistent with prior years in 2026.
Financial Metric
The financial metric is aligned with the key element of the operating performance of our business. The Compensation Committee selected REBITDA as the sole financial metric as it is viewed as the core driver of operational performance in 2025 following the H&E acquisition and important to long-term stockholder value creation. The target below was set to include the acquired business but exclude the Cinelease studio entertainment business, the sale of which was completed on July 31, 2025.
The Committee established the following financial metric:

REBITDA(1) (in millions)
Threshold(2)	$1,512.0
Target	$1,680.0
Maximum(3)	$1,680.0
Weighting	30%
(1)    REBITDA is a non-GAAP financial measure. Refer to the appendix beginning on page A-1 for a definition and reconciliation to the most directly comparable GAAP measure.

(2)    Any performance results that are below the threshold receive a 0% multiplier. Linear interpolation is used to determine level of achievement for results that are between the threshold and target performance levels.
(3)    Performance results that equal or exceed the maximum performance level are capped at the 100% payout.

Management Business Objectives
The MBOs are strategic objectives selected by the Compensation Committee that are aligned with our business purpose and are considered important to our long-term financial and operational performance. In 2025, the Compensation Committee focused the MBOs on the key drivers of a successful integration of H&E. The MBOs selected by the Compensation Committee for 2025 were: (i) Finance—ensure complete and accurate conversion of acquired contracts onto our system; (ii) Information Technology—migration of acquired branches onto our technology platform; (iii) Human Resources—completion of onboarding of H&E employees and the conversion of employee data into our systems; (iv) Operations—alignment of the businesses and management of the change process, including providing appropriate training on our tools, processes and safety; and (v) Cost Synergies.
The Compensation Committee assigned a weighting of 50% to the integration-related MBOs reflected in items (i)–(iv) above and a weighting of 50% to the Cost Synergies MBO. The Compensation Committee has the discretion to remove an MBO in assessing performance. The Compensation Committee did not exercise such discretion for 2025.
Actual Company Performance vs. Target Goals
The table below shows our actual performance compared to the targets established by the Compensation Committee following the completion of the H&E acquisition:

($ in millions)	Target	Actual	Performance a % of Target(1)		Weighted Score
REBITDA	$1,680	$1,679	100.0%	〉	30%

	Target		Performance as % of Target		Weighted Score
MBOs	(1) Integration - Finance; Information Technology; Human Resources; Operations		100.0%	〉	35%
	(2) Cost Synergy		100.0%		35%
Company Performance Score					100%
(1)    Performance is capped at 100%.
Individual Performance Score
In determining each NEO's EICP award, the Compensation Committee considers individual performance for the year. The NEO's individual performance score may range from 0-150% (the “Individual Performance Score”). In evaluating the appropriate Individual Performance Score, the Compensation Committee considered various qualitative factors, such as the NEO’s:
•Performance in his or her principal area of responsibility;
•Degree of success in leading the Company to meet its strategic objectives; and
•Championing of the values and competencies that are important to our success.
The Compensation Committee did not assign relative weights to any individual factors. Based on its assessment of individual performance and taking into account the recommendations of the CEO for each of the other NEOs, the Compensation Committee approved Individual Performance Scores of 100% for each NEO to reflect the significant team-based efforts of each NEO to achieving record results, resulting in an overall EICP payout of 100%.

Long‑Term Equity Incentives
Long-term equity incentive compensation comprises a significant portion of the total compensation paid to our senior executives and is deemed by the Compensation Committee to be critical to aligning our NEO’s compensation with our business purpose, including long-term stockholder value creation. Consistent with our compensation philosophy, our equity incentive program is more heavily weighted toward performance based awards. PSUs comprise 60% of the annual equity award and restricted stock units (“RSUs”) comprise 40% of the award.
Summary of 2025 Annual Award Structure
In February 2025, the Compensation Committee awarded long-term equity incentive compensation under the Herc Holdings Inc. 2018 Omnibus Incentive Plan (as amended to date, the “2018 Omnibus Plan”). The Compensation Committee has the flexibility to make equity awards based on our common stock, including time- and performance-based awards of RSUs, PSUs, stock options, stock appreciation rights, restricted stock and deferred stock units. The Compensation Committee grants PSUs and RSUs under our long-term equity incentive compensation program and does not currently grant stock options, stock appreciation rights, restricted stock or deferred stock units.
In determining the target value of the awards, the Compensation Committee considered the competitive pay practices at companies within the peer group and individual performance. For PSUs, the target vesting level was designed to be achievable with significant effort and strong Company performance, while vesting at the maximum level was designed to be difficult to achieve.
In February 2025 when the PSU awards were granted, the Committee selected Average ROIC and Average REBITDA Margin as the two performance measures, the achievement of which were to be calculated at the end of the three year performance period. The Committee selected these performance measures because they are important metrics used to analyze investment decisions and measure profitability. Average REBITDA Margin represents 60% of the PSU award and Average ROIC represents 40% of the PSU award. The Committee established a maximum payout potential of 200% for the 2025 PSU awards.
In February 2026, the Compensation Committee amended and restated the PSUs awarded in 2025 and 2024. As amended, we measure performance of our PSUs annually over the course of a three-year performance period, rather than measuring performance once at the end of the performance period, to better account for the dynamic nature of our business. For the 2025 and 2024 annual measurement periods, the Committee retained Average ROIC and Average REBITDA Margin as the two performance measures for each annual measurement period.
One-third of the PSUs are eligible to be earned each year, in an amount ranging from 0% to 200% of target, based on achievement of annual performance metrics. We measure performance annually because we operate in a highly cyclical and volatile business environment in which forecasting multi-year performance is extremely difficult and possibly counterproductive. By reestablishing goals annually, we ensure that we have the appropriate criteria and rigor tied to the incentive performance targets. We maintain a long-term perspective by requiring any PSUs earned annually to not vest until the end of the three-year performance period. We also denominate PSU awards in stock at the grant date, which, coupled with our robust stock ownership guidelines, effectively aligns management’s long-term interests with stockholders.
RSUs vest ratably over a three-year period following the grant date.
Unvested shares of RSUs and PSUs receive dividend equivalents, which are subject to the same terms as the RSUs and PSUs and will be forfeited if the underlying award does not vest. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to our stockholders.
For more information about the 2025 PSU and RSU awards, see the “2025 Grants of Plan-Based Awards” table in the Executive Compensation section of this proxy statement.
2023 PSUs
The Compensation Committee selected Average ROIC and Average REBITDA margin as the performance metrics for the 2023 PSUs, which the Committee believed aligned with our performance with the equipment rental industry. Average ROIC represents 60% of the PSU award and Average REBITDA Margin represents 40% of the PSU award. For the 2023 PSUs, the Committee established a maximum payout potential of 200% for Average ROIC and Average REBITDA Margin.

3-Year Average ROIC(1) — 60% Weighting
	ROIC	as a % of Target	Payout Percentage
Threshold	10.5%	91.0%	50.0%
Target	11.5%	100.0%	100.0%
Maximum	12.5%	109.0%	200.0%
Actual Performance	11.0%	95.7%	75.0%

REBITDA Margin(1) — 40% Weighting
	REBITDA Margin	as a % of Target	Payout Percentage
Threshold	45.0%	96.0%	50.0%
Target	47.0%	100.0%	100.0%
Maximum	49.0%	104.0%	200.0%
Actual Performance	47.2%	100.4%	108.5%

Total Performance Payout	88.4%
(1)    Average ROIC and Average REBITDA Margin are non-GAAP financial performance measures and exclude the results of Cinelease studio entertainment, the sale of which was completed on July 31, 2025. Refer to to the appendix beginning on page A-1 for a calculation for the performance period.
(2)    In calculating Actual Performance, the Compensation Committee assumed target performance for 2025 because, following completion of the H&E acquisition, we were unable to calculate achievement of the performance metrics on a consistent basis as when the metrics were established in 2023.

The following table shows the target PSUs granted and PSUs earned.

Named Executive Officer	Target Granted PSUs (#)	2023 PSUs Earned (#)
Mr. Silber	13,578	12,003
Mr. Humphrey	2,788	2,465
Mr. Birnbaum	4,149	3,668
Mr. Peres	2,641	2,335
Mr. Cunningham	2,641	2,335
Other Compensation Elements
Retirement Programs
We maintain a qualified defined contribution plan in which our NEOs are eligible to participate on the same basis as other eligible employees. In addition, we maintain non-qualified retirement plans. As of December 31, 2025, our NEOs participate in the Herc Rentals Supplemental Income Savings Plan (the “Supplemental Plan”), a non-qualified deferred compensation plan, and Mr. Birnbaum participates in the Herc Rentals Qualified Pension Plan and the Herc Rentals Non-Qualified Pension Plan, both of which are frozen plans.
Perquisite Policy
We provide perquisites and other personal benefits to our senior management that the Compensation Committee believes are reasonable and consistent with our overall compensation program. In 2025, these perquisites consisted of (i) a Company-provided vehicle, and (ii) a perquisite allowance of up to $15,000 which can be used for the reimbursement of out-of-pocket medical expenses, financial planning and tax preparation and supplemental insurance.
We use leased corporate aircraft for the purpose of encouraging and facilitating business travel by our CEO, other senior executives authorized by our CEO, and directors, generally for travel in the United States and, less frequently, Canada. In addition, the Compensation Committee has authorized our CEO to use our leased corporate aircraft for personal air travel, up to a maximum annual value of $100,000. The Compensation Committee periodically reviews our perquisite policies.

Severance and Change in Control Policy
We maintain a severance and change in control policy (the “Severance Policy”) for our senior executives. In adopting the Severance Policy, it was the intention of the Compensation Committee to provide senior executives with severance arrangements that they would view as appropriate in light of their existing arrangements, while at the same time considering the terms of arrangements provided by peer companies. The Severance Policy and the treatment of equity awards upon a termination of employment or a change in control are described under “Potential Payments Upon a Termination or a Change in Control” in the Executive Compensation section of this proxy statement.
Policies and Practices for Recovering Incentive Compensation in the Event of a Restatement
We maintain clawback policies to promote responsible risk management and to help ensure that the incentives of management are aligned with those of our stockholders. Our executive incentive compensation recovery policy complies with SEC and NYSE rules requiring the clawback of incentive-based compensation erroneously awarded to Section 16 officers if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws.
We also maintain a clawback policy applicable to all of our employees who are at the director level and above. The policy provides that a repayment obligation is triggered if the Compensation Committee determines that the employee’s gross negligence, fraud or willful misconduct caused or contributed to the need for a restatement of our financial statements and it is in the best interests of us and our stockholders for the employee to repay or forfeit all or a portion of their erroneously awarded incentive compensation.
The clawback policies cover any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. In addition, our equity award agreements include a provision expressly subjecting the award to our clawback policies.

Policies Related to Stock Ownership
Stock Ownership Guidelines
We have established stock ownership guidelines for Section 16 officers and non-employee directors. The guidelines require the following target ownership levels:
•Equity equal to six times base salary for our CEO;
•Equity equal to three times base salary for our CFO and senior vice presidents;
•Equity equal to two times base salary for our other Section 16 officers; and
•Equity equal to five times the annual base cash retainer for non-employee directors.
Senior executives and non-employee directors are required to retain at least 50% of net, after tax shares acquired upon the vesting of their equity awards until they achieve compliance with the stock ownership guidelines. The value of unvested RSUs are counted toward the target ownership level even if the service requirement has not been met. Non-employee directors are permitted to count towards the target ownership levels the value of phantom shares. Unvested PSUs do not count toward achieving compliance with the stock ownership guidelines. Each NEO and non-employee director is in compliance with the stock ownership guidelines.
Insider Trading Policy
Our Insider Trading Policy establishes the policies and procedures governing the purchase, sale and/or dispositions of our securities, including any derivative securities, by directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. With regard to us trading in Company securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
A copy of our Insider Trading Policy can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Pledging and Hedging Policy
We prohibit employees, including Section 16 officers, and directors from pledging our common stock and from entering into any type of arrangement, contract or transaction that has the effect of hedging the value of our common stock.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

THE COMPENSATION COMMITTEE
Jean K. Holley (Chair)
Michael A. Kelly
Rakesh Sachdev

EXECUTIVE COMPENSATION
2025 SUMMARY COMPENSATION TABLE

		Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and nonqualified Deferred Compensation Earnings (3)	All Other Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Lawrence H. Silber	2025	1,056,538	5,500,037	1,484,000	—	248,551	8,289,126
Chief Executive Officer	2024	1,025,961	4,200,005	1,472,900	—	222,526	6,921,392
	2023	966,635	3,600,207	1,304,576	—	246,457	6,117,875
W. Mark Humphrey	2025	591,346	1,000,007	480,000	—	80,148	2,151,501
Chief Financial Officer	2024	517,596	700,075	433,125	—	64,308	1,715,104
	2023	450,750	630,366	353,741	—	62,396	1,497,253
Aaron D. Birnbaum	2025	691,346	2,350,352	595,000	29,200	94,556	3,760,454
Chief Operating Officer	2024	621,635	1,250,155	584,375	9,900	67,781	2,533,846
	2023	589,904	1,100,107	511,795	26,800	74,602	2,303,208
Tamir Peres	2025	532,115	1,000,007	401,250	—	64,834	1,998,206
Chief Information Officer	2024	507,308	750,271	420,750	—	51,753	1,730,082
	2023	487,308	1,000,326	368,794	—	50,408	1,906,836
Christian J. Cunningham	2025	532,115	1,000,007	401,250	—	75,299	2,008,671
Chief Human Resources	2024	507,308	750,271	420,750	—	54,873	1,733,202
Officer	2023	487,308	700,314	368,794	—	74,155	1,630,571
(1)    The amounts reported in this column represent the grant date fair value of RSUs and PSUs granted in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The amounts included in 2025 for the PSUs are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2025 PSUs, the maximum value of these awards at the grant date would be as follows: Mr. Silber—$6,600,044; Mr. Humphrey—$1,200,008; Mr. Birnbaum—$2,620,374; Mr. Peres—$1,200,008; Mr. Cunningham—$1,200,008. See Note 14 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 ( “Audited Financial Statements”) for relevant assumptions used in calculating these amounts.
(2)    The amounts reported for 2025 represent the NEOs’ 2025 EICP awards.
(3) Amounts include annual changes in the actuarial present value of accumulated pension benefits. The present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note 13 to the Audited Financial Statements for relevant assumptions used in calculating these amounts.
(4)    Represents the following for 2025:

Name	Personal Use of Car ($)(a)	Company 401(k) Matching Contribution and Deferred Compensation Contributions ($)	Personal Aircraft Usage ($)(b)	Other ($)(c)	Total Perquisites and Other Compensation ($)
Mr. Silber	32,373	101,178	100,000	15,000	248,551
Mr. Humphrey	24,169	40,979	N/A	15,000	80,148
Mr. Birnbaum	28,527	51,029	N/A	15,000	94,556
Mr. Peres	16,903	32,931	N/A	15,000	64,834
Mr. Cunningham	22,184	38,115	N/A	15,000	75,299
(a)    This amount reflects the annual lease value and fuel reimbursement for company-provided cars.
(b)    The CEO is eligible for personal use of the leased corporate aircraft. Occasionally, a spouse or other guest may be a passenger on the corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company, and as a result, no amount is included in this column for those flights.
(c)    Amount represents the perquisite allowance for the reimbursement of medical expenses, financial planning and tax preparation and supplemental insurance.

2025 GRANTS OF PLAN-BASED AWARDS
The following table shows all plan-based awards granted to the NEOs during 2025. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of equity awards and grants made under non-equity incentive plans in the Summary Compensation Table.

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Lawrence H. Silber
EICP(2)	—	742,000	1,484,000	2,968,000	—	—	—	—	—	—	—
RSUs(3)	02/03/25	—	—	—	—	—	—	11,154	—	—	2,200,015
PSUs(4)	02/03/25	—	—	—	8,366	16,731	33,462	—	—	—	3,300,022
W. Mark Humphrey
EICP(2)	—	240,000	480,000	960,000	—	—	—	—	—	—	—
RSUs(3)	02/03/25	—	—	—	—	—	—	2,028	—	—	400,003
PSUs(4)	02/03/25	—	—	—	1,521	3,042	6,084	—	—	—	600,004
Aaron D. Birnbaum
EICP(2)	—	297,500	595,000	1,190,000	—	—	—	—	—	—	—
RSUs(3)	02/03/25	—	—	—	—	—	—	2,738	—	—	540,043
RSUs(3)	05/15/25	—	—	—	—	—	—	3,717	—	—	500,122
PSUs(4)	02/03/25	—	—	—	2,054	4,107	8,214	—	—	—	810,065
PSUs(4)	05/15/25	—	—	—	1,859	3,717	7,434	—	—	—	500,122
Tamir Peres
EICP(2)	—	200,625	401,250	802,500	—	—	—	—	—	—	—
RSUs(3)	02/03/25	—	—	—	—	—	—	2,028	—	—	400,003
PSUs(4)	02/03/25	—	—	—	1,521	3,042	6,084	—	—	—	600,004
Christian J. Cunningham
EICP(2)	—	200,625	401,250	802,500	—	—	—	—	—	—	—
RSUs(3)	02/03/25	—	—	—	—	—	—	2,028	—	—	400,003
PSUs(4)	02/03/25	—	—	—	1,521	3,042	6,084	—	—	—	600,004
(1)    The amounts reported represent the grant date fair value associated with the 2025 grants of RSUs and PSUs, as computed in accordance with FASB ASC Topic 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 14 to the Audited Financial Statements for relevant assumptions used in calculating these amounts.
(2)    These amounts represent threshold, target and maximum cash award levels for the EICP award. The amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(3)    Represents RSU awards granted under the 2018 Omnibus Plan. RSUs generally vest in one-third annual installments on each anniversary of the grant date, subject to continued employment through the applicable vesting date.
(4)    Represents the threshold, target and maximum PSUs granted under the 2018 Omnibus Plan. The PSUs generally vest upon the completion of a three-year performance period. The receipt of the shares subject to the award is subject to achievement of the performance goals as certified by the Compensation Committee. Please see the Compensation Discussion and Analysis for further information regarding the 2025 PSU awards.

2025 OUTSTANDING EQUITY AWARDS AT YEAR-END

	Grant date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (1)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (1)
Name		(#)	($)		(#)		($)
Lawrence H. Silber	02/07/2023	13,578	2,014,704	(2)	—		—
	02/06/2024	—	—		17,019	(2)	2,525,279
	02/03/2025	—	—		16,731	(2)	2,482,546
	02/07/2023	3,017	447,662	(3)	—		—
	02/06/2024	7,564	1,122,346	(3)	—		—
	02/03/2025	11,154	1,655,031	(3)	—		—
W. Mark Humphrey	02/07/2023	1,321	196,010	(2)	—		—
	03/13/2023	1,467	217,673	(2)	—		—
	02/06/2024	—	—		2,837	(2)	420,954
	02/03/2025	—	—		3,042	(2)	451,372
	02/07/2023	293	43,475	(3)	—		—
	03/13/2023	326	48,372	(3)	—		—
	02/06/2024	1,260	186,959	(3)	—		—
	02/03/2025	2,028	300,915	(3)	—		—
Aaron D. Birnbaum	02/07/2023	4,149	615,629	(2)	—		—
	02/06/2024	—	—		5,066	(2)	751,693
	02/03/2025	—	—		4,107	(2)	609,397
	05/15/2025	—	—		3,717	(2)	551,528
	02/07/2023	922	136,806	(3)	—		—
	02/06/2024	2,251	334,003	(3)	—		—
	02/03/2025	2,738	406,264	(3)	—		—
	05/15/2025	3,717	551,528	(3)	—		—
Tamir Peres	02/07/2023	2,641	391,872	(2)	—		—
	08/03/2023	—	—		2,261	(2)	335,487
	02/06/2024	—	—		3,040	(2)	451,075
	02/03/2025	—	—		3,042	(2)	451,372
	02/07/2023	587	87,099	(3)	—		—
	02/06/2024	1,351	200,461	(3)	—		—
	02/03/2025	2,028	300,915	(3)	—		—
Christian J. Cunningham	02/07/2023	2,641	391,872	(2)	—		—
	02/06/2024	—	—		3,040	(2)	451,075
	02/03/2025	—	—		3,042	(2)	451,372
	02/07/2023	587	87,099	(3)	—		—
	02/06/2024	1,351	200,461	(3)	—		—
	02/03/2025	2,028	300,915	(3)	—		—
(1)    These values are based on the closing market price of our common stock on December 31, 2025 of $148.38.
(2)    Represents PSUs that are scheduled to vest upon the completion of a three-year performance period. The amounts reported in this column are based on achieving target vesting levels.
(3)    Represents RSUs that vest in one-third installments on each anniversary of the grant date.

2025 OPTION EXERCISES AND STOCK VESTED
The following table sets forth the details of stock awards that vested in 2025.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#)	($)
Lawrence H. Silber	18,019	3,642,676
W. Mark Humphrey	2,428	466,418
Aaron D. Birnbaum	4,944	1,000,956
Tamir Peres	3,073	621,991
Christian J. Cunningham	3,073	621,991
2025 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table sets forth the details of a nonqualified deferred compensation plan in which certain of our NEOs participated during 2025.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE
Name	($)	($)	($)	($)	($)(1)
Lawrence H. Silber	108,972	87,178	359,454	—	2,614,152
W. Mark Humphrey	53,958	26,979	26,850	—	232,006
Aaron D. Birnbaum	138,858	37,029	122,065	—	1,058,381
Tamir Peres	23,664	18,931	36,418	—	370,287
Christian J. Cunningham	30,143	24,115	79,881	—	602,658
(1)    Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation: Mr. Silber—$613,147; Mr. Humphrey—$37,375; Mr. Birnbaum—$153,071; Mr. Peres—$104,377; and Mr. Cunningham—$156,379.
We offer our employees, including the NEOs, participation in a defined contribution plan. Under our qualified 401(k) savings plan (the “401(k) Plan”) participants are eligible to receive a matching employer contribution to their 401(k) Plan account equal to (i) 100% of employee contributions (up to 3% of compensation) and (ii) 50% of employee contributions (up to the next 2% of compensation), with the total amount of such matching employer contribution to be completely vested, subject to applicable limits under the Internal Revenue Code on compensation that may be taken into account.
We also maintain the Supplemental Plan. The Supplemental Plan allows eligible employees, including the NEOs, to defer part of their compensation. The Supplemental Plan is a deferred compensation plan that provides benefits that cannot be provided in the 401(k) Plan due to Internal Revenue Code limitations on compensation. For any deferral elections, we match an amount generally equal to (i) 100% of employee contributions (up to 3% of the compensation that cannot be taken into account under the 401(k) Plan) and (ii) 50% of employee contributions (up to the next 2% of compensation that cannot be taken into account under the 401(k) Plan). The match under the Supplemental Plan is in addition to the match under the 401(k) Plan. The total match that any participant may receive under the 401(k) Plan and the Supplemental Plan (other than with respect to transition credits) may not exceed the maximum 4% match. Accounts under the Supplemental Plan may be invested in a variety of mutual funds and are distributed upon a separation from service.

2025 PENSION PLAN TABLE
The following table sets forth for Mr. Birnbaum, the only NEO who participates in a pension plan, the plans in which he participated in 2025, the number of years of credit services in each plan at December 31, 2025, the present value of the accumulated benefit in each plan at December 31, 2025, and the payments, if any, received from such plan during 2025:

Name	Pension Plan	Number of years credited service(1) (#)	Present value of accumulated benefit(2) ($)	Payments during last fiscal year ($)
Aaron D. Birnbaum	Herc Rentals Qualified Pension Plan	26	389,100	—
Aaron D. Birnbaum	Herc Rentals Non-Qualified Pension Plan	19	21,900	—
(1) Mr. Birnbaum's actual years of service on December 31, 2025 is 37.
(2) The present value calculations use the same assumptions (except for retirement and pre-retirement decrements) used for financial reporting purposes and reflect current compensation levels. The assumptions used in the calculations are as follows:

Discount Rate Qualified Plan	5.1%
Discount Rate Non-Qualified Plan	5.4%
Retirement Age	65 or current age if older (earliest unreduced retirement age)
Pre-retirement Decrements	None assumed

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Policy
We maintain a Change in Control Severance Agreement (the “Severance Agreement”) that provides, upon a change in control and a qualifying termination of employment (a “double trigger” provision), the CEO with cash severance payment calculated as two-and-one-half times base salary and average annual cash bonus paid over the prior three years and each other NEO with cash severance payment calculated as two times the NEO’s base salary and average annual cash bonus paid over the prior three years. Our general severance policy provides that, upon an involuntary termination of employment, the CEO will be entitled to a cash severance payment calculated as two times base salary and target bonus and each other NEO will be entitled to a cash severance payment equal to the NEO’s base salary and target bonus.
Health and welfare benefits will be provided for the number of years equivalent to the applicable multiple received, on the same basis as active employees. The Severance Agreement, NEO offer letters and our general severance policy do not contain tax gross-up provisions on any golden parachute excise taxes. These severance payments and benefits under the Severance Agreement are in lieu of any severance payments or benefits otherwise due in these circumstances under any previous agreement, offer letter or policy.
Equity Awards
Our equity awards provide for accelerated vesting upon a termination due to death or disability and pro rata vesting upon a termination due to involuntary termination without cause. Equity awards will continue to vest according to their terms upon retirement. Our equity awards provide that, if the equity awards are not honored or assumed or alternate awards are not provided in connection with a change in control, then the award will immediately vest. The Severance Agreement provides that the equity awards will vest upon a qualifying termination (a “double trigger” provision) after the change in control, with the PSUs vesting at target.

The following tables outline the value of payments and benefits that each NEO would receive under the various termination scenarios described as if (i) the termination occurred on December 31, 2025; (ii) all stock awards that vest were paid out at $148.38, the closing price of our common stock on December 31, 2025; (iii) for the applicable change in control, the termination occurred following the change in control (“double trigger”); and (iv) the Compensation Committee took no further actions for any given award except as set forth under the applicable plan. In addition, the participant’s 401(k) Plan and Supplemental Plan amounts are excluded from the tables below.

Lawrence H. Silber
	Termination for Cause	Termination Without Cause	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Severance Payment	—	5,088,000	—	—	6,201,230	—
Continued Benefits(1)	—	25,754	—	—	33,194	—
Outplacement	—	25,000	—	—	25,000	—
Payment for Outstanding RSUs(2)	—	3,225,039	3,225,039	3,225,039	3,225,039	—
Payment for Outstanding PSUs(2)	—	7,022,529	7,022,529	7,022,529	7,022,529	—
Total	—	15,386,322	10,247,568	10,247,568	16,506,992	—
(1)    The executive is entitled to receive health and welfare benefits continuation for two years for a termination without cause and 30 months for a qualifying termination of employment following a change in control.
(2)    Represents the incremental vesting value of outstanding awards, which vest in the event of the specified termination event in accordance with the terms of the Severance Policy and the equity award agreements.

W. Mark Humphrey
	Termination for Cause	Termination Without Cause	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Severance Payment	—	1,080,000	—	—	2,044,577	—
Continued Benefits(1)	—	17,319	—	—	36,266	—
Outplacement	—	25,000	—	—	25,000	—
Payment for Outstanding RSUs(2)	—	233,996	—	579,721	579,721	—
Payment for Outstanding PSUs(2)	—	844,727	—	1,286,009	1,286,009	—
Total	—	2,201,042	—	1,865,730	3,971,573	—
(1)    The executive is entitled to receive health and welfare benefits continuation for one year for a termination without cause and two years for a qualifying termination of employment following a change in control.
(2)    Represents the incremental vesting value of outstanding awards, which vest in the event of the specified termination event in accordance with the terms of the Severance Policy and the equity award agreements.

Aaron D. Birnbaum
	Termination for Cause	Termination Without Cause	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Severance Payment	—	1,295,000	—	—	2,527,447	—
Continued Benefits(1)	—	17,319	—	—	36,266	—
Outplacement	—	25,000	—	—	25,000	—
Payment for Outstanding RSUs(2)	—	1,428,601	1,428,601	1,428,601	1,428,601	—
Payment for Outstanding PSUs(2)	—	2,528,247	2,528,247	2,528,247	2,528,247	—
Total	—	5,294,167	3,956,848	3,956,848	6,545,561	—
(1)    The executive is entitled to receive health and welfare benefits continuation for one year for a termination without cause and two years for a qualifying termination of employment following a change in control.
(2)    Represents the incremental vesting value of outstanding awards, which vest in the event of the specified termination event in accordance with the terms of the Severance Policy and the equity award agreements.

Tamir Peres
	Termination for Cause	Termination Without Cause	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Severance Payment	—	936,250	—	—	1,863,863	—
Continued Benefits(1)	—	18,359	—	—	38,632	—
Outplacement	—	25,000	—	—	25,000	—
Payment for Outstanding RSUs(2)	—	239,634	—	588,475	588,475	—
Payment for Outstanding PSUs(2)	—	1,113,295	—	1,629,806	1,629,806	—
Total	—	2,332,538	—	2,218,281	4,145,776	—
(1)    The executive is entitled to receive health and welfare benefits continuation for one year for a termination without cause and two years for a qualifying termination of employment following a change in control.
(2)    Represents the incremental vesting value of outstanding awards, which vest in the event of the specified termination event in accordance with the terms of the Severance Policy and the equity award agreements.

Christian J. Cunningham
	Termination for Cause	Termination Without Cause	Termination by reason of Retirement	Termination by reason of Death, Disability	Termination following a Change in Control	Change in Control
Benefit	($)	($)	($)	($)	($)	($)
Severance Payment	—	936,250	—	—	1,863,863	—
Continued Benefits(1)	—	18,359	—	—	38,632	—
Outplacement	—	25,000	—	—	25,000	—
Payment for Outstanding RSUs(2)	—	588,475	588,475	588,475	588,475	—
Payment for Outstanding PSUs(2)	—	1,294,319	1,294,319	1,294,319	1,294,319	—
Total	—	2,862,403	1,882,794	1,882,794	3,810,289	—
(1)    The executive is entitled to receive health and welfare benefits continuation for one year for a termination without cause and two years for a qualifying termination of employment following a change in control.
(2)    Represents the incremental vesting value of outstanding awards, which vest in the event of the specified termination event in accordance with the terms of the Severance Policy and the equity award agreements.

PAY VERSUS PERFORMANCE
We provide below the "pay versus performance" disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. We have included:
•A list of the most important measures that our Compensation Committee used in 2025 to link a measure of pay, calculated in accordance with Item 402(v) (referred to as "compensation actually paid," or "CAP"), to Company performance;
•A table that compares the total compensation of our NEOs as presented in the Summary Compensation Table ("SCT") to CAP and that compares CAP to specified performance measures; and
•Graphs that describe:
◦the relationship between our total shareholder return ("TSR") and the TSR of our Peer Group as defined in "Compensation Discussion and Analysis"; and
◦the relationships between CAP and our cumulative TSR, GAAP Net Income and REBITDA, our Company selected measure.
The disclosure does not necessarily reflect value actually realized by the NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income, TSR, or Peer Group TSR for purposes of determining incentive compensation. Refer to our "Compensation Discussion and Analysis" for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Performance Measures Used for Linking Pay and Performance
The following is a list of performance measures, which in our assessment represent the most important performance measures we used to link compensation actually paid to the NEOs for 2025. Each metric below is used for purposes of determining payouts under either our EICP or vesting of our PSUs. The role of each of these performance measures on our NEOs’ compensation is discussed in "Compensations Discussion and Analysis" in this proxy statement.

Financial Performance Measures
REBITDA
REBITDA Margin
Return on Invested Capital ("ROIC")
Pay versus Performance Table
Below is the tabular disclosure for our CEO and the average of our NEOs other than the CEO for each year presented.

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($ in millions)	REBITDA(5) ($ in millions)
					TSR ($)	Peer Group TSR(4) ($)
2025	8,289,126	6,813,016	2,479,708	2,182,904	241.37	216.96	1	1,679
2024	6,921,392	7,704,669	1,928,059	2,082,473	409.92	274.69	211	1,483
2023	6,117,875	7,991,958	1,725,898	2,118,720	316.95	241.73	347	1,345
2022	6,321,515	2,178,124	1,973,604	763,246	274.39	176.87	330	1,176
2021	5,630,292	30,180,615	1,849,928	7,648,347	320.76	214.43	224	866
(1)    The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Silber, in the SCT. Mr. Silber served as CEO for each of the years presented.

(2) CAP to the CEO is based on SCT total compensation, adjusted as set forth in the table below, as determined in accordance with SEC rules.

	2025	2024	2023	2022	2021
SCT Total Compensation	$8,289,126	$6,921,392	$6,117,875	$6,321,515	$5,630,292
Less: Stock Award Values Reported in SCT for the Year	(5,500,037)	(4,200,005)	(3,600,207)	(3,100,190)	(2,600,058)
Plus: Fair Value for Stock Awards Granted in the Covered Year	4,215,655	4,550,023	3,830,960	3,665,251	10,860,919
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	(560,972)	(166,923)	(1,128,396)	(5,149,320)	14,553,120
Change in Fair Value of Stock Awards from Prior Years that Vested in the Year	369,244	600,182	2,771,726	440,868	1,736,342
Compensation Actually Paid	$6,813,016	$7,704,669	$7,991,958	$2,178,124	$30,180,615
(3) Average CAP to the non-CEO NEOs is based on SCT total compensation, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend equivalents, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. Mr. Birnbaum, Mr. Peres and Mr. Cunningham are included in the average figures shown for each of the years presented. In 2023, Mark H. Irion and Mr. Humphrey served in the role of CFO. As a result, Mr. Irion is included in the average figures for 2021 through 2023 and Mr. Humphrey is included in the average figures for 2023 through 2025.

	2025	2024	2023	2022	2021
SCT Total Compensation	$2,479,708	$1,928,059	$1,725,898	$1,973,604	$1,849,928
Less: Stock Award Values Reported in SCT for the Year	(1,337,593)	(862,693)	(906,244)	(675,267)	(575,060)
Plus: Fair Value for Stock Awards Granted in the Covered Year	1,113,236	934,587	822,518	798,319	2,402,092
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	(136,555)	(19,173)	(154,623)	(1,423,222)	3,495,085
Change in Fair Value of Stock Awards from Prior Years that Vested in the Year	71,408	104,168	636,531	89,812	476,302
Less: Change in Pension Value and Nonqualified Deferred Compensation earnings	(7,300)	(2,475)	(5,360)	—	—
Compensation Actually Paid	$2,182,904	$2,082,473	$2,118,720	$763,246	$7,648,347
(4) Represents the cumulative TSR of our peer group, as defined in the "Compensation Discussion and Analysis," for an initial investment of $100 on December 31, 2020 through and including the end of the fiscal year for each row in the table.
(5) Our REBITDA, which is the Company-Selected Measure, as calculated for purposes of our EICP. REBITDA is a non-GAAP financial measure and is defined in the appendix beginning on page A-1.
In the tables above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Categories with no values are excluded from the reconciliation table above, which include: Vesting Date Fair Value of Equity Awards Granted During the Year that Vested During the Year, Value of Dividends or Other Earnings on Stock or Option Awards, and Pension Service Cost.

Relationship between Pay and Performance
Below are graphs showing the relationship of CAP to our CEO and other NEOs for each year presented to (1) TSR of both the Company and our peer group, (2) GAAP Net Income and (3) REBITDA.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance but does not reflect actual amounts paid out for those awards. CAP fluctuates due to stock price movement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed our performance and our pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2024, 2023, 2022 and 2021.

Compensation Actually Paid (in millions) vs. Total Shareholder Return
$400
$300
$200
$100
$32.0
$24.0
$16.0
$8.0
$—
$30.2
$7.6
$2.2
$0.8
$8.0
$2.1
$7.7
$2.1
$6.8
$2.2
$321
$274
$317
$410
$241
$214
$177
$242
$275
$217
2021
2022
2023
2024
2025
CEO CAP
Non-CEO Avg CAP
HRI TSR
Peer Group TSR

Compensation Actually Paid vs GAAP Net Income and REBITDA
(in millions)
$2,000
$1,500
$1,000
$500
$—
$32.0
$24.0
$16.0
$8.0
$—
$30.2
$7.6
$866
$224
$1,176
$330
$2.2
$0.8
$8.0
$1,345
$347
$2.1
$7.7
$1,483
$211
$2.1
$6.8
$1,679
$1
$2.2
2021
2022
2023
2024
2025
CEO CAP
Non-CEO Avg CAP
Net Income
REBITDA

PAY RATIO DISCLOSURE
The following disclosure provides information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Silber, our CEO.  Consistent with our executive officer compensation program, our broad-based compensation program is designed to be competitive in terms of both the position and the geographic area in which the employee is located.  Accordingly, our pay structures vary amongst employees based on position and geographic location, with significant consideration given to competitive market practices.
Ratio
For 2025,
•The median of the annual total compensation of all of our employees, other than Mr. Silber, was $98,269.
•Mr. Silber’s annual total compensation was $8,301,040, which is the amount reported in the “Total” column of the 2025 Summary Compensation Table with the addition of our contributions to broad-based health and welfare programs.
•Based on this information, the ratio of the annual total compensation of Mr. Silber to the median of the annual total compensation of all employees was estimated to be 84 to 1.
Identification of Median Employee
As permitted under the SEC executive compensation disclosure rules, we have elected to use the same median employee for 2025 that was selected in 2024. We selected November 1, 2024, as the date on which we determined that median employee. As of that date, we had approximately 7,610 employees in the U.S. and Canada. In addition, we did not exclude any employees when determining the median employee in 2024 and approximately 6,950 employees in the United States and 660 employees in Canada were considered for identifying the median employee.

We completed a significant acquisition during 2025, which increased the number of employees by approximately 2,500. Consistent with the SEC rules, we omitted those additional employees in providing this 2025 CEO pay ratio disclosure. As such, we determined that the use of the same median employee identified for fiscal year 2024 remains reasonable and appropriate for purposes of the 2025 CEO pay ratio disclosure. We intend to include the additional employees resulting from the acquisition, reassess and, if necessary, identify a new median employee for purposes of calculating the pay ratio for 2026.

Our median employee was a full-time employee working in the United States. For 2025, we recalculated the median employee's annual total compensation in accordance with Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This is the same calculation we use to determine the CEO's annual total compensation for purposes of the 2025 Summary Compensation Table, with the addition of our contribution to broad-based health and welfare programs.

DIRECTOR COMPENSATION
Our director compensation program is designed to compensate non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on our Board of Directors.
The Nominating and Governance Committee periodically reviews the compensation level of our non-employee directors in consultation with the Committee’s independent compensation consultant and makes recommendations to the Board of Directors.

Board/Committee	2025 Annual Non- Employee Director Compensation
Board	• Cash Retainer:			$90,000
	• RSU Grant:			$130,000
Audit	• Chair Fee:	$25,000	• Member Fee:	$12,500
Compensation	• Chair Fee:	$15,000	• Member Fee:	$7,500
Nominating and Governance	• Chair Fee:	$10,000	• Member Fee:	$5,000
•Effective January 1, 2026, the Board cash retainer was increased to $95,000 and the Nominating and Governance Committee Chair fee was increased to $15,000. Effective as of the Annual Meeting, the RSU grant value increased to $145,000.
•The Chairman of the Board is entitled to receive an additional annual fee of $150,000, payable in the form of shares of our common stock.
•The RSUs are granted to directors after the annual stockholder meeting and have a fair market value equivalent to the dollar amount noted above on the date of grant. These RSUs vest at the next annual meeting of stockholders. These RSUs also vest in full upon such director’s death or disability or a change in control of the Company. We pay dividend equivalents on all outstanding RSUs. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to our stockholders and are subject to the same vesting conditions as the underlying equity award.
•Directors may elect to receive Company stock in lieu of cash. Also, directors may elect to defer their equity and cash compensation into phantom stock units that vest after the director leaves the Board (or earlier in the event of a change in control); provided that if a director’s equity compensation is deferred, the vesting period otherwise applicable to the RSUs is not changed.
•Occasionally, the Compensation Committee may grant off-cycle equity awards to non-employee directors to reward them for additional significant time on Board matters.
•Employee directors do not receive any additional compensation for serving as a director.
2025 Non-Employee Director Compensation Table
For the year ended December 31, 2025, our non-employee directors received the compensation set forth below. Mr. Olin and Mr. Shannon did not serve as directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Patrick D. Campbell	105,700	280,133	385,833
James H. Browning	127,906	130,110	258,016
Shari L. Burgess	102,907	130,110	233,017
Lorin Crenshaw(2)	38,344	—	38,344
John M. Engquist	33,994	149,486	183,480
Jean K. Holley	114,157	130,110	244,267
Michael A. Kelly	114,460	130,110	244,570
Rakesh Sachdev	102,924	130,110	233,034

(1)    In 2025, each non-employee director was granted an award of RSUs that will vest on the day of the Annual Meeting. Mr. Browning, Ms. Burgess, Mr. Crenshaw, Ms. Holley, and Mr. Sachdev elected to defer their 2025 equity compensation into phantom stock units pursuant to the Directors Compensation Policy described above. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 14 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for the relevant assumptions used in calculating these amounts. As of December 31, 2025, each non-employee director had the following number of RSUs and phantom stock units outstanding with respect to the Company’s equity: Mr. Browning, 14,894 phantom stock units; Ms. Burgess, 5,997 phantom stock units; Mr. Campbell, 967 RSUs and 13,082 phantom stock units; Mr. Engquist, 1,123 RSUs; Ms. Holley, 14,338 phantom stock units; Mr. Kelly, 967 RSUs; and Mr. Sachdev, 4,488 phantom stock units.
(2)    On February 11, 2025, Lorin Crenshaw informed the Board of Directors of the Company of his intent not to stand for re-election to the Board of Directors at the 2025 annual meeting of stockholders.

PROPOSAL 3: Ratification of the Appointment of PricewaterhouseCoopers
Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026. Our Audit Committee believes that PricewaterhouseCoopers LLP is well-qualified.
We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as a matter of good corporate practice. The Audit Committee will consider, but is not obligated to abide by, the outcome of this vote in determining whether to engage PricewaterhouseCoopers LLP for all of 2026 or another independent registered public accounting firm without submitting the matter to our stockholders. Further, even if stockholders ratify this selection, the Audit Committee may select a different independent registered public accounting firm at any time if, in the Audit Committee’s sole discretion, the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
A representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.
The Board and the Audit Committee recommend
a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.

AUDITOR INFORMATION
Independent Registered Public Accounting Firm Fees
The amounts in the table below reflect the amounts paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, for services during 2025 and 2024.

	2025	2024
Audit fees(1)	$2,940,941	$3,525,380
Audit-related fees	—	—
Tax fees(2)	—	75,000
All other fees(3)	—	31,500
Total	$2,940,941	$3,631,880
(1) Audit fees were for services billed for each of the fiscal years for professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and attestation of the effectiveness of our internal controls over financial reporting.
(2)    Tax fees were for services relating to research tax credit computation and documentation.
(3)    All other fees were for attest services relating to greenhouse gas emissions.

Audit Committee Pre-Approval Policy
Our Audit Committee’s charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm; however, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee (up to a limit of $200,000 during the period between Audit Committee meetings), who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit services were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended December 31, 2025 (the “Audited Financial Statements”).
The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has reviewed and discussed with management, PwC and the internal auditor, the effectiveness of the Company’s internal control over financial reporting, management’s assessment thereof, and PwC’s report on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has: (i) considered whether non-audit services provided by PwC are compatible with its independence; (ii) received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence; and (iii) discussed with PwC its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
THE AUDIT COMMITTEE

James H. Browning, Chair
Shari L. Burgess
Patrick D. Campbell
John A. Olin
Patrick S. Shannon

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of March 16, 2026, unless another date is specified below, with respect to the ownership of our common stock by:
•Each person known by the Company to own beneficially more than 5% of our common stock;
•Each of the directors and director nominees of the Company;
•Each of the NEOs; and
•All of the Company’s directors and executive officers as a group.
As of March 16, 2026, there were 33,370,258 shares of our common stock outstanding.
Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent %
Invesco Ltd.(1)	4,123,437	12.4%
FMR LLC(2)	3,665,603	11.0%
The Vanguard Group(3)	2,898,147	8.7%
Norges Bank(4)	2,172,535	6.5%
BlackRock, Inc.(5)	2,101,506	6.3%
Named Executive Officers
Lawrence H. Silber	164,605	*
Aaron D. Birnbaum	29,822	*
Christian J. Cunningham	45,877	*
Mark Humphrey	24,998	*
Tamir Peres	36,361	*
Directors and Director Nominees (excluding Mr. Silber)(6)
Patrick D. Campbell	26,584	*
James H. Browning	21,959	*
Shari L. Burgess	5,997	*
John M. Engquist	323,444	*
Jean K. Holley	17,780	*
Michael A. Kelly	15,575	*
John A. Olin	3,320	*
Rakesh Sachdev	4,488	*
Patrick S. Shannon	320	*
All directors and executive officers as a group (14 persons)	747,013	2.2%
* Less than 1%
(1)    Based on Amendment No. 3 to the Schedule 13G filed on November 6, 2025 by Invesco Ltd., which disclosed that Invesco Ltd. beneficially owned 4,123,437 shares of common stock as of September 30, 2025, and had (i) sole voting power over 4,113,904 shares of common stock; and (ii) sole dispositive power over 4,123,437 shares of common stock. The principal business address of Invesco Ltd is 1331 Spring Street NE, Suite 2500, Atlanta, GA 30309.

(2)    Based on Amendment No. 2 to Schedule 13G filed on January 8, 2026 by FMR LLC, which disclosed that FMR LLC and a certain individual beneficially owned 3,665,603.31 shares of common stock as of December 31, 2025 as follows: (i) FMR LLC beneficially owned 3,665,603.31 shares of common stock, sole dispositive power over 3,665,603.31 shares of common stock and sole voting power over 3,649,624 shares of common stock; and (ii) Abigail P. Johnson also has sole dispositive power over 3,665,603.31 shares of common stock. The principal business address for the beneficial owners is 245 Summer Street, Boston, Massachusetts 02210.
(3)    Based on Amendment No. 11 to Schedule 13G filed on February 13, 2024 by The Vanguard Group, which disclosed that The Vanguard Group beneficially owned 2,898,147 shares of common stock as of December 29, 2023, and had (i) shared voting power over 53,501 shares of common stock; (ii) sole dispositive power over 2,814,935 shares of common stock; and (iii) shared dispositive power over 83,212 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)    Based on Amendment No. 1 to Schedule 13 G filed on October 29, 2025 by Norges Bank, which disclosed that Norges Bank beneficially owned 2,172,535 shares of common stock and had sole voting and dispositive power over 2,172,535 shares of common stock as of September 30, 2025. The principal business address of Norges Bank is Bankplassen 2, P.O. Box 1179, Sentrum, Oslo, NO-0107, Oslo, Norway.
(5)    Based on Amendment No. 9 to the Schedule 13G filed on April 23, 2025 by BlackRock, Inc., which disclosed that BlackRock, Inc. beneficially owned 2,101,506 shares of common stock as of March 31, 2025, and had (i) sole voting power over 2,067,914 shares of common stock; and (ii) sole dispositive power over 2,101,506 shares of common stock. The principal business address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.
(6)    Shares shown as beneficially owned by the directors include compensation deferred into phantom stock units that vest after the director retires from the Board as follows: 14,894 units for Mr. Browning; 5,997 units for Ms. Burgess; 13,082 units for Mr. Campbell; 14,338 units for Ms. Holley; 320 units for Mr. Olin; 4,488 units for Mr. Sachdev and 320 units for Mr. Shannon. Also shown are RSUs that will vest within 60 days as follows: 967 RSUs for Mr. Campbell; 1,123 RSUs for Mr. Engquist and 967 RSUs for Mr. Kelly.
Delinquent Section 16(a) Reports
Based on a review of reports filed by our director nominees, executive officers and beneficial holders of 10% or more of our outstanding common stock, and upon representations from certain of those persons, we believe that all Section 16(a) filing requirements applicable to these reporting persons were timely met during the year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Procedures for Approval of Related Person Transactions
Our Board has adopted a written policy requiring the Nominating and Governance Committee to review certain Company transactions in which any director, director nominee, executive officer, beneficial owner of greater than 5% of our common stock or any of their immediate family members (collectively, “related persons”) has a direct or indirect material interest, as determined by the Nominating and Governance Committee. This policy covers, without limitation, financial transactions, arrangements or relationships, indebtedness and guarantees of indebtedness and transactions involving employment (with certain exceptions) and similar relationships, but excludes certain transactions deemed not to involve a material interest on the part of the related person. The policy requires directors, director nominees and executive officers to promptly notify the Chief Legal Officer, the Chief Compliance Officer or the Chief Financial Officer in writing of any transaction involving us and a related person so that it can be reviewed by the Nominating and Governance Committee to determine whether the related person has a direct or indirect material interest in the transaction. If the Nominating and Governance Committee so determines, it considers all relevant information to assess whether the transaction is in, or not inconsistent with, the best interests of us and our stockholders. Prior to any renewal of a previously approved related person transaction, the Nominating and Governance Committee will again review the transaction to determine whether it should be renewed.
The Directors’ Code is applicable to all Board members and provides guidance for handling unforeseen situations which may arise, including conflicts of interest. Pursuant to the Directors’ Code, a conflict of interest may arise when a Board member’s private interest interferes in any way—or even appears to interfere—with the interests of the Company as a whole. The Directors’ Code specifies that a conflict of interest may include, among other things, the following:
•When a Board member or a member of his or her family takes actions or has interests that may make it difficult for the Board member to make decisions on behalf of the Company objectively and effectively;
•Where a Board member or a member of his or her family has a financial interest in, or is engaged, directly or indirectly, in the management of an organization that deals with the Company as a supplier, contractor, purchaser or distributor of the Company’s products or services, or is a competitor; and
•Where a Board member renders services to another organization or individual as an employee, agent, consultant or director if the organization or individual is doing or seeking to do business with the Company or is a competitor.
Pursuant to the Directors’ Code, any member of our Board who believes he or she has an actual or potential conflict of interest with the Company should notify the Chair of the Nominating and Governance Committee as promptly as practicable. That member should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Nominating and Governance Committee or the Board.
The Code of Ethics is applicable to all employees and officers of the Company and its subsidiaries. The Code of Ethics generally prohibits employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Company.
The following is a description of certain relationships and transactions that existed or that we have engaged in with directors, executive officers, major stockholders and certain other related persons, in each case since January 1, 2025.
Indemnification Agreements
We are a party to indemnification agreements with each of our directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our By‑Laws, as well as contractual rights to additional indemnification regarding expenses as provided in the indemnification agreements.
Other Relationships
In connection with our equipment rental businesses, we enter into millions of rental transactions every year involving hundreds of thousands of customers. In order to conduct that business, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of our Board or management team. We believe that all such rental and procurement transactions have been conducted on an arm’s length basis, involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation and no related person had or will have a direct or indirect material interest in such transactions.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the following matters:
1.Election of the 8 nominees named in this proxy statement to serve as directors until the next annual meeting of stockholders;
2.    Approval, by a non-binding advisory vote, of the named executive officers’ compensation;
3.    Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026; and
4.    Transaction of any other business that may properly be brought before the annual meeting.
Our senior management will be available at the meeting to answer questions from stockholders.
Stockholders Entitled to Vote at the Annual Meeting
Our Board has established the record date for the Annual Meeting as March 16, 2026. Only holders of record of common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting. On March 16, 2026, 33,370,258 shares of our common stock were outstanding.
Voting Procedures
If you are a stockholder of record, you may vote as follows:
•Voting by Internet: Follow the instructions on www.proxyvote.com.
•Voting by Telephone: Call 1‑800‑690-6903 and follow the instructions provided by the recorded message.
•Voting by Mail: Complete, sign, date and return the proxy card included in the printed proxy materials.
•Voting in Person: Attend the meeting and vote in person.
If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.
Procedures for Attending the Annual Meeting
For those stockholders who wish to attend the Annual Meeting, you will need the following:
•Photo identification; and
•Proof of stock ownership as of the record date.
Please note that no cameras or recording devices are allowed at the Annual Meeting. Seating for the Annual Meeting starts at 8:30 a.m. (local time) and the Annual Meeting will start at 9:00 a.m. (local time).
If you hold your shares beneficially in “street name” through a broker or other nominee and you intend to vote your shares at the meeting, you will need a proxy from your bank or nominee. Please contact your bank or nominee if you hold your shares in “street name” and wish to vote your shares at the meeting.
Voting Options; Quorum
The Board unanimously recommends a vote “FOR” each director nominee, and a vote “FOR” each of Proposals 2 and 3. Below is a summary of the vote required for adoption of each proposal and the respective effect of abstentions and broker non-votes.

Proposal	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of 8 Director Nominees to Serve for a One Year Term	Majority of shares cast	No effect	No effect
2. Advisory Vote on Executive Compensation	Majority of shares present	Vote “against”	No effect
3. Ratification of the Company’s Auditor for 2026	Majority of shares present	Vote “against”	N/A

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.
If you hold your shares beneficially in “street name” through a broker or other nominee, and you would like to instruct your broker or nominee how to vote your shares, you should follow the directions provided by your broker or nominee. Under NYSE rules, your broker is permitted to vote on Proposal 3 even if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on any other proposal if it does not receive instructions from you.
Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them in accordance with the Board’s recommendation with respect to the matters set forth in this proxy statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting.
Notice of Internet Availability of Proxy Materials
We are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for 2025, to our stockholders by providing access to such documents on the Internet at www.proxyvote.com instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice you receive.
Revocation of Proxies
Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed and returned the proxy card, you may revoke your proxy before it is voted at the Annual Meeting by submitting a new proxy, dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. You may also revoke your proxy by delivering a signed revocation letter to our Secretary at Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. If you are attending the Annual Meeting in person, you may revoke your proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your proxy. If you hold your shares beneficially in “street name” through a broker or other nominee and you have previously directed your broker or nominee to vote your shares, you should instruct your broker or nominee to change or revoke your vote if you wish to do so. If you hold your shares beneficially in “street name” through a broker or other nominee and wish to cast your vote in person at the Annual Meeting, you should obtain a proxy to vote your shares from your broker or nominee.
Solicitation of Proxies
Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and we will pay the solicitation costs. The proxy statement and related proxy materials and the Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse those record holders for their reasonable expenses.
Householding Rules
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing an address by delivering a single set of proxy materials. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.
Therefore, only one copy of the Notice and/or this proxy statement may have been delivered to multiple stockholders sharing a single address. If you wish to opt out of this procedure and receive a separate Notice and/or set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker or other nominee, or the Company or its agent at the address and telephone number below.
A separate copy of the Notice and this proxy statement will be promptly delivered upon request to either our agent by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com, or to the Investor Relations Department by telephone at 1-239-301-1675, by email to investor@hercrentals.com, or by written request to Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.
Additional Information
Our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 (“2025 Annual Report”) is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, http://ir.hercrentals.com. Copies of the 2025 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Herc Holdings Inc., 27500 Riverview Center Blvd., Bonita Springs, Florida 34134, Attention: Corporate Secretary.
OTHER BUSINESS
Our Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING
We have sent or are sending the Notice, which indicates that that our proxy materials and annual report to stockholders for 2025 will be made available on the Internet at www.proxyvote.com. If you wish to receive paper or e‑mail copies of any of these materials, please follow the instructions on your Notice.
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
We will review for inclusion in next year’s proxy statement stockholder proposals received by November 27, 2026. Proposals should be sent, along with proof of ownership of our common stock in accordance with Exchange Act Rule 14a-8(b)(2), to the Senior Vice President, Chief Legal Officer and Secretary of the Company at 27500 Riverview Center Blvd., Bonita Springs, Florida 34134. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.
Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2027 annual meeting of stockholders by a stockholder who is entitled to vote at the meeting, who has given a written notice to the Senior Vice President, Chief Legal Officer and Secretary containing certain information specified in our By‑Laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 14, 2027 and no later than February 13, 2027, except that if the 2027 annual meeting of stockholders is held more than 30 days before or 70 days after the anniversary date of the Annual Meeting, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.
Our By‑Laws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected.
In addition to satisfying the foregoing requirements under our By-Laws, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended.
ANNUAL REPORT FOR 2025
Our annual report to stockholders for the year 2025 is being made available on or about March 27, 2026 to persons who were stockholders of record as of March 16, 2026, the record date for the Annual Meeting.

APPENDIX
NON-GAAP RECONCILIATIONS
Adjusted EBITDA, Rental Adjusted EBITDA (REBITDA) and REBITDA Margin
In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), we have provided certain information in this proxy statement that is not calculated according to GAAP (“non-GAAP”), including Adjusted EBITDA, REBITDA, and REBITDA Margin. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating our performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Adjusted EBITDA represents EBITDA (the sum of net income (loss); provision (benefit) for income taxes; interest expense, net; depreciation of rental equipment; and non-rental depreciation and amortization) plus the sum of transaction expenses, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business, impact of the fair value mark-up of acquired fleet and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. REBITDA Margin is REBITDA divided by Equipment rental, service and other revenues.

The following tables reconcile net income to Adjusted EBITDA, REBITDA and REBITDA margin:

	Years ended December 31,
(in millions)	2025	2024	2023	2022	2021
Net income	$1	$211	$347	$330	$224
Income tax provision	—	80	100	104	67
Interest expense, net	416	260	224	122	86
Depreciation of rental equipment	856	679	643	536	420
Non-rental depreciation and amortization	224	127	112	95	68
EBITDA	1,497	1,357	1,426	1,187	865
Non-cash stock-based compensation charges	34	17	18	27	23
Impairment	—	—	—	3	3
Transaction expenses	199	11	8	7	4
Loss on disposal of business	48	194	—	—	—
Impact of the fair value mark-up of acquired fleet(1)	27	—	—	—	—
Other	13	4	—	3	—
Adjusted EBITDA	$1,818	$1,583	$1,452	$1,227	$895
Less: Gain on sales of rental equipment	91	87	94	36	19
Less: Gain on sales of new equipment, parts and supplies	21	13	13	15	10
Less: Impact of the fair value mark-up of acquired fleet(1)	27	—	—	—	—
REBITDA	$1,679	$1,483	$1,345	$1,176	$866

Total revenues	$4,376	$3,568	$3,282	$2,740	$2,073
Less: Sales of rental equipment	509	311	346	125	113
Less: Sales of new equipment, parts and supplies	63	37	38	36	31
Equipment rental, service and other revenues	$3,804	$3,220	$2,898	$2,579	$1,929
REBITDA margin	44.1%	46.1%	46.4%	45.7%	44.8%
(1) Reflects additional costs recorded in cost of sales of rental equipment associated with the fair value mark-up of rental equipment acquired in major acquisitions and subsequently sold. Prior year amounts have no been restated as the adjustments were immaterial.

A-1

HercRentals®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 11, 2026 for shares held in a Plan and 11:59 P.M. Eastern Time on May 13, 2026 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 11, 2026 for shares held in a Plan and 11:59 P.M. Eastern Time on May 13, 2026 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88510-P48526 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HERC HOLDINGS INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Nominees:	For	Against	Abstain
1a. Patrick D. Campbell	☐	☐	☐
1b. Lawrence H. Silber	☐	☐	☐
1c. Shari L. Burgess	☐	☐	☐
1d. Jean K. Holley	☐	☐	☐
1e. Michael A. Kelly	☐	☐	☐
1f. John A. Olin	☐	☐	☐
1g. Rakesh Sachdev	☐	☐	☐
1h. Patrick S. Shannon	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date